                            FORM OF PERFORMANCE BOND

                                CONTRACT W-33725

                                                               Bond No. U2806893

     Know All Men by These Presents, That
HBE Acquisition Corporation D/B/A Henry Brothers Electronics, Inc., of 280 Midland Avenue, Saddle Brook, NJ 07662
(hereinafter called the "Contractor") and

United Pacific Insurance Company
112 Haddontowne Court, Suite 303
Cherry Hill, NJ 08034

(hereinafter called the "Surety"), are held and firmly bound unto The

                      Metropolitan Transportation Authority

(hereinafter called the Contracting Party), and the New York City Transit Authority, (hereinafter called the "Authority"), in the sum of TWO MILLION
SIX HUNDRED EIGHTY ONE THOUSAND EIGHT HUNDRED SEVENTY NINE & 00/100 dollars ($2,681,879.00, lawful money of the United States of America, to be paid to the Contracting Party and the Authority, for which payment well and truly to be made, the Contractor and the Surety do hereby bind themselves jointly and severally and their, and each of their executors, administrators, successors and assigns firmly by these presents.

                            FORM OF PERFORMANCE BOND

WHEREAS, the Contractor is seeking to enter, or has entered, into a contract known as Contract W-333725, a copy of which Contract is annexed to and hereby made a part of this bond as though herein set forth in full:

NOW, THEREFORE, the conditions of this obligation are such that if the Contractor, his or its representatives or assigns, shall well and faithfully perform the said contract and all modifications, amendments, additions and alterations thereto that may hereafter be made, according to its terms and its true intent and meaning, including repair and/or replacement of defective work and guarantees of maintenance for the periods stated in the Contract, and shall fully indemnify and save harmless the Contracting Party and the Authority from all cost and damage which it may suffer by reason of failure so to do, and shall fully reimburse and repay the Contracting Party and the Authority for all outlay and expense which the Contracting Party and the Authority may incur in making good any such default, and shall protect the Contracting Party and the Authority against, and pay any and all amounts, damages, costs and judgments which may or shall be recovered against the Contracting Party or the Authority or their officer or agents or which the Contracting Party or Authority may be called upon to pay any person or corporation by reason of any damages arising or growing out of the doing of said work, or the repair or maintenance thereof, or the manner of doing the same, or the neglect of the said Contractor, or his (their, its) agents or servants, or the infringement of any patent rights by reason of the use of any materials furnished or work done as aforesaid or otherwise, then this obligation shall be null and void, otherwise to remain in full force and effect.

The Surety, for value received, hereby stipulates and agrees, if requested to do so by the Authority, to fully perform and complete the Project to be performed under the Contract, pursuant to the terms, conditions, and covenants thereof, if for any cause, the Contractor fails or neglects to so fully perform and complete such Project. The Surety further agrees to commence such work of completion within twenty (20) days after written notice thereof from the Authority and to complete such Project within such time as the Authority may fix.

The Surety, for value received, for itself and its successors and assigns, hereby stipulates and agrees that the obligation of said Surety and its bond shall be in no way impaired or affected by any extension of time, modification, omission, addition, or change in or to the said Contract or the Project to be performed thereunder, or by any payment thereunder before the time required therein, or by any waiver of any provisions thereof, or by any assignment, subletting or other transfer thereof or of the Project to be performed or any moneys due or to become due thereunder; and said Surety does hereby waive notice of any and all of such extensions, modifications, omissions, additions, changes, payments, waivers, assignments, subcontracts and transfers, and hereby expressly stipulates and agrees that any and all things done and omitted to be done by and in relation to assignees, subcontractors, and other transferees shall have the same effect as to

                            FORM OF PERFORMANCE BOND

said Surety as though dose or omitted to be done by or in relation to said Contractor.

IN W1TNESS WHEREOF, the Contractor and the Surety have hereunto set their hands and seals, and such of them as are corporations have caused their corporate seals to be hereunto affixed and these presents to be signed by their proper
officers, this 7th day of August   , 1997

(Seal)

                                               HBE ACQUISITION CORPORATION D/B/A
                                               HENRY BROTHERS ELECTRONICS, INC.
                                               .................................
                                                        (Contractor) (L.S.)


                                                    By [SIGNATURE ILLEGIBLE]
                                                       .........................
                                                              President

Attest:

[SIGNATURE ILLEGIBLE]
 ..............................
           Secretary

(Seal)

                                                UNITED PACIFIC INSURANCE COMPANY
                                                ................................
                                                           Surety

                                                By  Gary Morrissey
                                                ................................
                                                Gary Morrissey, Attorney-in-Fact

--------------------------------------------------------------------------------

If the Contractor is a partnership, the band should be signed by one of the partners in the firm name.

If the Contractor is a corporation, the band should be signed in its correct corporate name by a duly authorized officer, agent, or attorney-in-fact.

There should be executed an appropriate number of counterparts of the bond corresponding to the number of counterparts of the Contract.

                            FORM OF PERFORMANCE BOND

                ACKNOWLEDGMENT OF CONTRACTOR, IF A CORPORATION


STATE OF NEW JERSEY  )
                     )ss.:
COUNTY OF BERGEN     )

     On this 8th day of August ___, 1997 before me personally came James E. Henry to me known, who, being by me duly sworn, did depose and say that he resides at Lake Road, Bellvale, NY 10912 that he is the President of HBE Acquisition Corp, DBA: Henry Bros Electronics

the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that one of the seals affixed to said instrument is such seal; that it was so affixed by order of the directors of said corporation; and that he signed his name thereto by like order.

                                                  Inge Foley
                                        ----------------------------------------
                                                  Notary Public
                                                  INGE FOLEY
                                             NOTARY PUBLIC OF NEW JERSEY
                                          My Commission Expires Oct. 19, 2000

                            FORM OF PERFORMANCE BOND

                ACKNOWLEDGEMENT OF CONTRACTOR, IF A PARTNERSHIP


STATE OF ___________)
                    )ss.:
COUNTY OF __________)


     On this ____ day of __________________, 19__, before me personally appeared __________________________ to me known and known to me to be one of the members of the firm of _____________________________________________________________

described in and who executed the foregoing instrument and he acknowledged to me that he executed the same as and for the act and deed of said firm.


                                       -----------------------------------------
                                                  Notary Public

                            FORM OF PERFORMANCE BOND

                ACKNOWLEDGEMENT OF CONTRACTOR, IF AN INDIVIDUAL


STATE OF ___________)
                    )ss.:
COUNTY OF __________)


     On this _____ day of _________________, 19___, before me personally appeared _______________________________________________________________

to me known and known to me to be the person described in and who executed the foregoing instrument and acknowledged that he executed the same.


                                       -----------------------------------------
                                                  Notary Public

     Each executed bond should be accompanied by (a) appropriate acknowledgments of the respective parties; (b) appropriate duly certified copy of Power of Attorney or other certificate of authority where bond is executed by agent, officer or other representative of Contractor or Surety; (c) a duly certified extract from By-Laws or resolutions of Surety under which Power of Attorney or other certificate of authority of its agent, officer or representative was issued, and (d) duly certified copy of latest published financial statement of assets and liabilities of Surety.

             Affix Acknowledgments and Justification of the Surety.

                 ACKNOWLEDGEMENT OF CONTRACTOR, IF A CORPORATION


STATE OF ___________)
                    )ss.:
COUNTY OF __________)


     On the _____ day of ___________________ in the year 19___, before me personally came __________________________ to me known, who, being by me duly sworn, did depose and say that he resides at _____________________________, that he is the ________________________________ of HBE ACQUISITION CORPORATION D/B/A HENRY BROTHERS ELECTRONICS, INC., the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                       -----------------------------------------
                                            NOTARY PUBLIC OR COMMISSIONER
                                                       OF DEEDS



                           ACKNOWLEDGEMENT OF SURETY


STATE OF NEW YORK   )
                    )ss:
COUNTY OF NASSAU    )

     On the 7th day of AUGUST in the year 1997, before me personally came GARY MORRISSEY to me known, who, being by me duly sworn, did depose and say that he resides at NANUET, NY, that he is the ATTORNEY-IN-FACT of UNITED PACIFIC INSURANCE COMPANY, the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.



                                                  Jean C. Speirs
                                       -----------------------------------------
                                           NOTARY PUBLIC OR COMMISSIONER
                                                     OF DEEDS

                                                JEAN C. SPEIRS
                                        NOTARY PUBLIC, State of New York
                                                No. 01SP5073687
                                           Qualified in Nassau County
                                        Commission Expires March 3, 1999

RELIANCE SURETY COMPANY                               RELIANCE INSURANCE COMPANY

UNITED PACIFIC INSURANCE COMPANY             RELIANCE NATIONAL INDEMNITY COMPANY

                ADMINISTRATIVE OFFICE, PHILADELPHIA, PENNSYLVANIA

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that RELIANCE SURETY COMPANY is a corporation duly organized under the laws of the State of Delaware, and that RELIANCE INSURANCE COMPANY and UNITED PACIFIC INSURANCE COMPANY, are corporations duly organized under the laws of the Commonwealth of Pennsylvania and that RELIANCE NATIONAL INDEMNITY COMPANY is a corporation duly organized under the laws of the State of Wisconsin (herein collectively called "the Companies") and that the Companies by virtue of signature and seals do hereby make, constitute and appoint Gary Morrissey, Richard Guarini, John H. Treiber, H. Craig Treiber, of Garden City, New York their true and lawful Attorney(s)-in-Fact, to make, execute, seal and deliver for and on their behalf, and as their act and deed any and all bonds and undertakings of suretyship and to bind the Companies thereby as fully and to the same extent as if such bonds and undertakings and other writings obligatory in the nature thereof were signed by an Executive Officer of the Companies and sealed and attested by one other of such officers, and hereby ratifies and confirms all that their said Attorney(s)-in-Fact may do in pursuance hereof.

         This Power of Attorney is granted under and by the authority of Article VII of the By-Laws of RELIANCE SURETY COMPANY, RELIANCE INSURANCE COMPANY, UNITED PACIFIC INSURANCE COMPANY, and RELIANCE NATIONAL INDEMNITY COMPANY which provisions are now in full force and effect, reading as follows:

                ARTICLE VII - EXECUTION OF BONDS AND UNDERTAKINGS

         1. The Board of Directors, the President. the Chairman of the Board, any Senior Vice President, any Vice President or Assistant Vice President or other officer designated by the Board of Directors shall have power and authority to (a) appoint Attorney(s)-in-Fact and to authorize them to execute on behalf of the Company, bonds and undertakings, recognizances, contracts of indemnity and other writings obligatory in the nature thereof, and (b) to remove any such Attorney(s)-in-Fact at any time and revoke the power and authority given to them.

         2. Attorney(s)-in-Fact shall have power and authority, subject to the terms and limitations of the Power of Attorney issued to them, to execute deliver on behalf of the Company, bonds and undertakings, recognizances, contracts of indemnity and other writings obligatory in the nature thereof. The corporate seal is not necessary for the validity of any bonds and undertakings recognizances, contracts of indemnity and other writings obligatory in the nature thereof.

         3. Attorney(s)-in-Fact shall have Power and authority to execute affidavits required to be attached to bonds, recognizances, contracts of indemnity or other conditional or obligatory undertakings and they shall also have power and authority to certify the financial statement of the Company and to copies of the By-Laws of the Company or any article a section thereof.

This Power of Attorney is signed and sealed by facsimile under and by authority of the following resolution adopted by the Executive and Finance Committees of the Boards of Directors of Reliance insurance Company, United Pacific Insurance Company and Reliance National Indemnity Company by Unanimous Consent dated as of February 28, 1994 and by the Executive and Financial Committees of the Board of Directors of Reliance Surety Company by Unanimous Consent dated as of March 31. 1994.

         "Resolved that the signatures of such directors and officers and the seal of the Company may be affixed to any such Power of Attorney or any certificates relating thereto by facsimile, and any such Power of Attorney or certificate bearing such facsimile signatures facsimile seal shall be valid and binding upon the Company and any ouch Power so executed and certified by facsimile signatures and facsimile seal shall be valid and binding upon the Company, in the future with respect to any bond or undertaking to which it is attached."

IN WITNESS WHEREOF, the Companies have caused these presents to be signed and their corporate seals to be hereto affixed, this November 22, 1994.

                                                         RELIANCE SURETY COMPANY
                                                      RELIANCE INSURANCE COMPANY
                                                UNITED PACIFIC INSURANCE COMPANY
                                             RELIANCE NATIONAL INDEMNITY COMPANY

[SEAL]   [SEAL]  [SEAL]  [SEAL]                         CHARLES B. SCHMALZ
                                                --------------------------------

STATE OF Pennsylvania  )
                       ) ss.
COUNTY OF Philadelphia )


On this, NOVEMBER 22, 1994, before me, Tammy Sue Kayati, personally appeared Charles B. Schmalz, who acknowledged himself to be the Executive Vice President of the Reliance Surety Company, and the Vice President of Reliance Insurance Company, United Pacific Insurance Company, and Reliance National Indemnity Company and that as such, being authorized to do so, executed the foregoing instrument for the purpose therein contained by signing the name of the corporation by himself as it duly authorized officer.

In witness whereof, I hereunto set my hand and official seal.

-----------------------------------
         NOTARIAL SEAL                                                      TAMMY SUE KAYATI
  TAMMY SUE KAYATI, Notary Public           [SEAL]         --------------------------------------------------
City of Philadelphia, Phila. County                        Notary Public in and for the State of Pennsylvania
My Commission Expires July 20, 1998                        Residing at Philadelphia
------------------------------------

I. Anita Zippert, Secretary of RELIANCE SURETY COMPANY, RELIANCE INSURANCE COMPANY. UNITED PACIFIC INSURANCE COMPANY, and RELIANCE NATIONAL INDEMNITY COMPANY do hereby certify that the above and foregoing is a true and correct copy of the Power of Attorney executed by said Companies, which is still in full force and effect.


IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seals of said Companies this 7th day of August 1997.


[SEAL]     [SEAL]    [SEAL]    [SEAL]              ANITA ZIPPERT
                                                   -----------------------------
                                                   Secretary

                        UNITED PACIFIC INSURANCE COMPANY
                           PHILADELPHIA, PENNSYLVANIA

                      FINANCIAL STATEMENT DECEMBER 31, 1996

                                     ASSETS
Cash and Bank Deposits......................................................... $    675,398
Securities ....................................................................   97,767,144
Premium Balances (Under 90 days)...............................................   (6,809,903)
Accrued Interest and Dividends.................................................    1,505,145
Federal Income Taxes...........................................................      116,235
Other Assets...................................................................   31,227,601
                                                                                ------------
   Total ADMITTED ASSETS....................................................... $124,481,620
                                                                                ============

                                  LIABILITIES

Losses and Loss Adjustment Expense............................................. $ 27,721,644
Unearned Premiums..............................................................    8,424,070
Other Taxes....................................................................      107,705
Other Liabilities..............................................................   27,945,971
                                                                                ------------
   Total Liabilities........................................................... $ 64,199,390
                                                                                ============

                              CAPITAL AND SURPLUS

Capital Paid Up................................................................ $  3,000,000
Surplus........................................................................   57,282,230
   Total Policyholders' Surplus................................................   60,282,230
                                                                                ------------
   Total Liabilities, Capital and Surplus...................................... $124,481,620
                                                                                ============


State of Washington )
                      SS.
County of King      )



Larry C. Mitchell, being duly sworn, says: That he is Vice President of the UNITED PACIFIC INSURANCE COMPANY; that said company is a corporation duly organized, existing, and engaged in business as a surety by virtue of the laws of the Commonwealth of Pennsylvania, and has duly complied with all the requirements of the laws of said state applicable to said company and is duly qualified to act as surety under such laws; that said company has also complied with and is duly qualified to act as surety under the Act of Congress of September 13, 1982, as amended (31 U.S.C. 'ss' 9301 et seq.); that the foregoing is a full, true and correct statement of the financial condition of said company on the 31st day of December 1996.

Sworn to me this 14th day of March, 1997.

Janis J. Crossland        [SEAL]               [SIGNATURE ILLEGIBLE]
                                               Vice President
                                               [SEAL]

Janis J. Crossland, Notary Public, State of Washington, County of King. My
Commission Expires February 5, 2000.


                              FORM OF PAYMENT BOND

                                CONTRACT W-33725


                                                               Bond No. U2806893


Know All Men by These Presents, That

HBE Acquisition Corporation D/B/A Henry Brothers Electronics, Inc. 280
Midland Avenue, Saddle Brook, NJ 07662 (hereinafter called the "Contractor") and United Pacific Insurance Company 112 Haddontowne Court, Suite 303 Cherry Hill, NJ 08034


      (hereinafter called the "Surety"), are held and firmly bound unto The
                                City of New York

(hereinafter called the Contracting Party), and the New York City Transit Authority, (hereinafter called the "Authority"), in the sum of TWO MILLION SIX HUNDRED EIGHTY ONE THOUSAND EIGHT HUNDRED SEVENTY NINE & 00/100THS dollars ($2,681,879.00), lawful money of the United States of America, to be paid to the Contracting Party and the Authority, for which payment will and truly to be made, the Contractor and the Surety do hereby bind themselves jointly and severally and their, and each of their executors, administrators, successors and assigns firmly by these presents.

                              FORM OF PAYMENT BOND

WHEREAS, the Contractor is seeking to enter, or has entered, into a contract known as Contract W-33725, a copy of which Contract is annexed to and hereby made a part of this bond as though herein set forth in full:

NOW, THEREFORE, the conditions of this obligation are such that if the Contractor, his or its representatives or assigns and other subcontractors to whom work under this Contract is sublet and his or their successors and assigns shall promptly pay or cause to be paid all lawful claims for

(a) Wages and compensation for labor performed and services rendered by all persons engaged in the prosecution of the Project under said Contract, and any amendment or extension thereof or addition thereto, whether such persons are agents, servants or employees of the Contractor or of any such subcontractor, including all persons so engaged who perform the work of laborers or mechanics at or in the vicinity of the site of the Project regardless of any contractual relationship between the Contractor or subcontractors, or his or their successors or assigns, on the one hand and such laborers or mechanics on the other, but not including office employees not regularly stationed at the site of the Project; and

(b) Materials and supplies (whether incorporated in the permanent structure or not), as well as vehicles, fuels, oils, implements or machinery furnished, used or consumed by said Contractor or any subcontractor at or in the vicinity of the site of the Project in the prosecution of the Project under said Contract and any amendment or extension thereof or addition thereto; then this obligation shall be void; otherwise to remain in full force and effect.

This bond is subject to the following additional conditions, limitations and agreements:

(a) The Contractor and Surety agree that this bond shall be for the benefit of any materialman or laborer having a just claim, as well as the Contracting Party or the Authority itself.

(b) All persons who have performed labor, rendered services or furnished materials and supplies as aforesaid, shall have a direct right to action against the Contractor and his, its or their successors and assigns, and the Surety herein, or against either or both of any of them and their successors and assigns. Such person may sue in his own name, and may prosecute the suit to judgment and execution without the necessity of joining with any other person as party plaintiff.

(c) The Contractor and Surety agree that neither of them will hold the Contracting Party and/or Authority liable for any judgment for costs or otherwise, obtained by either or both of them against a laborer or materialman in a suit brought by either a laborer or materialman under this bond for moneys allegedly due for performing work or furnishing material.

                              FORM OF PAYMENT BOND

(d) The Surety or its successors and assigns shall not be liable for any compensation recoverable by an employee or laborer under the Worker's Compensation Law.

(e) In no event shall the Surety, or its successor or assigns, be liable for a greater sum than the amount of his bond or be subject to any suit, action or proceeding hereon that is instituted by any person, firm, or corporation hereunder later than two years after the complete performance of said Contract and final settlement thereof.

The Contractor, for himself and his successors and assigns, and the Surety, for itself and its successors and assigns, do hereby expressly waive any objection that might be interposed as to the right of the Contracting Party or the Authority to require a bond containing the foregoing provisions, and they do hereby further expressly waive any defense which they or either of them might interpose to an action brought hereon by any person, firm or corporation, including subcontractors, materialmen and third persons, for work, labor, services, supplies or material performed, rendered, or furnished as aforesaid upon the ground that there is no law authorizing the Contracting Party or the Authority to require the foregoing provisions to be placed in this bond.

And the Surety, for value received, for itself and its successors and assigns, hereby stipulates and agrees that the obligation of said Surety, and its bond shall be in no way impaired or affected by any extension of time, modification, omission, addition, or change in or of the said Contract or the work to be performed thereunder, or by any payment thereunder before the time required therein, or by any waiver of any provision thereof, or by any assignment, subletting or other transfer thereof or of any part thereof, or of any work to be performed or any monies due or to become due thereunder and said Surety does hereby waive notice of any and all of such extensions, modifications, omissions, additions, changes, payments, waivers, assignments, subcontracts and transfers, and hereby expressly stipulate and agrees that any and all things done and omitted to be done by and in relation to assignees, subcontractors, and other transferees shall have the same effect as to said Surety as though done or omitted to be done by or in relation to said Contractor.

                              FORM OF PAYMENT BOND

IN WITNESS WHEREOF, the Contractor and the Surety have hereunto set their hands and seals, and such of them as are corporations have caused their corporate seals to be hereunto affixed and these presents to be signed by their proper officers, this 7th day of August, 1997 of

(Seal)
                                        HBE ACQUISITION CORPORATION D/B/A/
                                        HENRY BROTHERS ELECTRONICS, INC.
                                        ..................................
                                              (Contractor)


                                        By   [SIGNATURE ILLEGIBLE]
                                           ...............................
                                                     President


Attest:

     [SIGNATURE ILLEGIBLE]
 .................................
          Secretary


(Seal)

                                        UNITED PACIFIC INSURANCE COMPANY
                                        ...................................
                                                      Surety


                                        By    Gary Morrissey
                                          .................................
                                          Gary Morrissey, Attorney-in-Fact



================================================================================
If the Contractor is a partnership, the bond should be signed by one of the partners in the firm name.

If the Contractor is a corporation, the bond should be signed in its correct corporate name by a duly authorized officer, agent, or attorney-in-fact.

There should be executed an appropriate number of counterparts of the bond corresponding to the number of counterparts of the Contract.

                              FORM OF PAYMENT BOND

                ACKNOWLEDGEMENT OF CONTRACTOR, IF A CORPORATION



STATE OF New Jersey  )
                     )ss.:
COUNTY OF Bergen     )


On this 14th day of August, 1997, before me personally came James E. Henry to me known, who, being by me duly sworn, did depose and say that he resides at Laek Rd, Bellvale, NY that he is the President of HBE Acquisition Corp DBA:
Henry Bros Electronics the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that one of the seals affixed to said instrument is such seal; that it was so affixed by order of the directors of said corporation, and that he signed his name thereto by like order.



                                              Inge Foley
                                     ............................
                                             Notary Public
                                              INGE FOLEY
                                      NOTARY PUBLIC OF NEW JERSEY
                                  My Commission Expires Oct. 19, 2000

                              FORM OF PAYMENT BOND

                ACKNOWLEDGEMENT OF CONTRACTOR, IF A PARTNERSHIP



STATE OF ...............)
                        )  ss.:
COUNTY OF ..............)



On this .................... day of ............................, 19.....,

before me personally appeared .............................................

to me known and known to me to be one of the members of the firm of .......

 ...........................................................................

described in and who executed the foregoing instrument and he acknowledged to me that he executed the same as and for the act and deed of said firm.





                                            ...............................
                                                     Notary Public

                              FORM OF PAYMENT BOND

                 ACKNOWLEDGEMENT OF CONTRACTOR, IF AN INDIVIDUAL



STATE OF ...............)
                        )  ss.:
COUNTY OF ..............)



     On this .............. day of ........................., 19..., before me personally appeared ....................................................

to me known and known to me to be the person described in and who executed the foregoing instrument and acknowledged that he executed the same.



                                            ...............................
                                                     Notary Public



    Each executed bond should be accompanied by (a) appropriate acknowledgements of the respective parties; (b) appropriate duly certified copy of Power of Attorney or other certificate of authority where bond is executed by agent, officer or other representative of Surety; (c) a duly certified extract from By-Laws or resolutions of Surety under which Power of Attorney or other certificate of authority of its agent, officer or representative was issued, and
(d) duly certified copy of latest published financial statement of assets and liabilities of Surety.



            Affix Acknowledgements and Justification of the Surety.

                           ACKNOWLEDGEMENT OF SURETY

STATE OF   NEW YORK
COUNTY OF  NASSAU

ON THIS 7TH DAY OF AUGUST 1997 BEFORE ME PERSONALLY CAME GARY MORRISSEY TO ME KNOWN, WHO, BEING BY ME DULY SWORN DID DEPOSE AND SAY THAT HE RESIDES AT NANUET, NY THAT HE IS THE ATTORNEY-IN-FACT OF THE UNITED PACIFIC INSURANCE COMPANY THE CORPORATION DESCRIBED IN AND WHICH EXECUTED THE FOREGOING INSTRUMENT; THAT HE KNOWS THE SEAL OF SAID CORPORATION; THAT ONE OF THE SEALS AFFIXED TO THE FOREGOING INSTRUMENT IS SUCH SEAL; THAT IT WAS SO AFFIXED BY ORDER OF THE BOARD OF DIRECTORS OF SAID CORPORATION; AND THAT HE SIGNED HIS NAME THERETO BY LIKE ORDER.

                                                       JEAN C. SPEIRS
                                               ---------------------------------
                                                        NOTARY PUBLIC

                                                         JEAN C SPEIRS
                                                NOTARY PUBLIC, State of New York
                                                        No. 01SP5073687
                                                   Qualified in Nassau County
                                                Commission Expires March 3, 1999

RELIANCE SURETY COMPANY                               RELIANCE INSURANCE COMPANY

UNITED PACIFIC INSURANCE COMPANY             RELIANCE NATIONAL INDEMNITY COMPANY

                ADMINISTRATIVE OFFICE, PHILADELPHIA, PENNSYLVANIA

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that RELIANCE SURETY COMPANY is a corporation duly organized under the laws of the State of Delaware, and that RELIANCE INSURANCE COMPANY and UNITED PACIFIC INSURANCE COMPANY, are corporations duly organized under the laws of the Commonwealth of Pennsylvania and that RELIANCE NATIONAL INDEMNITY COMPANY is a corporation duly organized under the laws of the State of Wisconsin (herein collectively called "the Companies") and that the Companies by virtue of signature and seals do hereby make, constitute and appoint Gary Morrissey, Richard Guarini, John H. Treiber, H. Craig Treiber., of Garden City, New York their true and lawful Attorney(s)-in-Fact, to make, execute, seal and deliver for and on their behalf, and as their act and deed any and all bonds and undertakings of suretyship and to bind the Companies thereby as fully and to the same extent as if such bonds and undertakings and other writings obligatory in the nature thereof were signed by an Executive Officer of the Companies and sealed and attested by one other of such officers, and hereby ratifies and confirms all that their said Attorney(s)-in-Fact may do in pursuance hereof.

         This Power of Attorney is granted under and by the authority of Article VII of the By-Laws of RELIANCE SURETY COMPANY, RELIANCE INSURANCE COMPANY, UNITED PACIFIC INSURANCE COMPANY, and RELIANCE NATIONAL INDEMNITY COMPANY which provisions are now in full force and effect, reading as follows:

                ARTICLE VII - EXECUTION OF BONDS AND UNDERTAKINGS

         1. The Board of Directors, the President. the Chairman of the Board, any Senior Vice President, any Vice President or Assistant Vice President a other officer designated by the Board of Directors shall have power and authority to (a) appoint Attorney(s)-in-Fact and to authorize them to execute on behalf of the Company bonds and undertakings, recognizances, contracts of indemnity and other writings obligatory in the nature thereof and (b) to remove any such Attorney(s)-in-Fact at any time and revoke the power and authority given to them.

         2. Attorney(s)-in-Fact shall have power and authority, subject to the terms and limitation of the Power of Attorney issued to them, to execute deliver on behalf of the Company, bonds and undertakings, Recognizances, contracts of indemnity and other writings obligatory in the nature thereof. The corporate seal is not necessary for the validity of any bonds and undertakings, recognizances, contracts of indemnity and other writings obligatory in the nature thereof.

         3. Attorney(s)-in-Fact shall have Power and authority to execute affidavits required to be attached to bonds, recognizances, contracts of indemnity or other conditional or obligatory undertakings and they shall also have power and authority to certify the financial statement of the Company and to copies of the By-Laws of the Company or any article or section thereof.

This Power of Attorney is signed and sealed by facsimile under and by authority of the following resolution adopted by the Executive and Finance Committees of the Boards of Directors of Reliance Insurance Company, United Pacific Insurance Company and Reliance National Indemnity Company by Unanimous Consent dated as of February 28, 1994 and by the Executive and Financial Committee of the Board of Directors of Reliance Surety Company by Unanimous Consent dated as of March 31. 1994.

         "Resolved that the signatures of such directors and officers and the seal of the Company may be affixed to any such Power of Attorney of any certificates relating thereto by facsimile, and any such Power of Attorney or certificate bearing such facsimile signatures or facsimile seal shall be valid and binding upon the Company and any such Power so executed and certified by facsimile signatures and facsimile seal shall be valid and binding upon the Company, in the future with respect to any bond or undertaking to which is attached."

IN WITNESS WHEREOF, the Companies have caused these presents to be signed and their corporate seals to be hereto affixed, this November 22, 1994.

                                                         RELIANCE SURETY COMPANY
                                                      RELIANCE INSURANCE COMPANY
                                                UNITED PACIFIC INSURANCE COMPANY
                                             RELIANCE NATIONAL INDEMNITY COMPANY

[SEAL]   [SEAL]  [SEAL]  [SEAL]                        CHARLES B. SCHMALZ
                                                --------------------------------
STATE OF Pennsylvania  )
COUNTY OF Philadelphia ) ss.

On this, NOVEMBER 22, 1994, before me, Tammy Sue Kayati, personally appeared Charles B. Schmalz, who acknowledged himself to be the Executive Vice President of the Reliance Surety Company, and the Vice President of Reliance Insurance Company, United Pacific Insurance Company, and Reliance National Indemnity Company and that as such, being authorized to do so, executed the foregoing instrument for the purpose therein contained by signing the name of the corporation by himself as it duly authorized officer.

In witness whereof, I hereunto set my hand and official seal.

-----------------------------------
         NOTARIAL SEAL                                                      TAMMY SUE KAYATI
  TAMMY SUE KAYATI, Notary Public           [SEAL]         --------------------------------------------------
City of Philadelphia, Phila. County                        Notary Public in and for the State of Pennsylvania
My Commission Expires July 20, 1998                        Residing at Philadelphia
------------------------------------

I. Anita Zippert, Secretary of RELIANCE SURETY COMPANY, RELIANCE INSURANCE COMPANY. UNITED PACIFIC INSURANCE COMPANY, and RELIANCE NATIONAL INDEMNITY COMPANY do hereby certify that the above and foregoing is a true and correct copy of the Power of Attorney executed by said Companies, which is still in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seals of said Companies this 7 day of August 1997.

[SEAL]     [SEAL]    [SEAL]    [SEAL]              ANITA ZIPPERT
                                                   -----------------------------
                                                   Secretary

                        UNITED PACIFIC INSURANCE COMPANY
                           PHILADELPHIA, PENNSYLVANIA

                      FINANCIAL STATEMENT DECEMBER 31, 1996

                                     ASSETS
Cash and Bank Deposits......................................................... $    675,398
Securities ....................................................................   97,767,144
Premium Balances (Under 90 days)...............................................   (6,809,903)
Accrued Interest and Dividends.................................................    1,505,145
Federal Income Taxes...........................................................      116,235
Other Assets...................................................................   31,227,601
                                                                                ------------
   Total Admitted Assets....................................................... $124,481,620
                                                                                ============

                                  LIABILITIES

Losses and Loss Adjustment Expense.............................................  $27,721,644
Unearned Premiums..............................................................    8,424,070
Other Taxes....................................................................      107,705
Other Liabilities..............................................................   27,945,971
                                                                                ------------
   Total Liabilities...........................................................  $64,199,390
                                                                                ============

                              CAPITAL AND SURPLUS

Capital Paid Up................................................................ $  3,000,000
Surplus........................................................................   57,282,230
                                                                                ------------
   Total Policyholders' Surplus................................................   60,282,230
                                                                                ------------
   Total Liabilities, Capital and Surplus...................................... $124,481,620
                                                                                ============


State of Washington )
                    )SS.
County of King      )




Larry C. Mitchell, being duly sworn, says: That he is Vice President of the UNITED PACIFIC INSURANCE COMPANY; that said company is a corporation duly organized, existing, and engaged in business as a surety by virtue of the laws of the Commonwealth of Pennsylvania, and has duly complied with all the requirements of the laws of said state applicable to said company and is duly qualified to act as surety under such laws; that said company has also complied with and is duly qualified to act as surety under the Act of Congress of September 13, 1982, as amended (31 U.S.C. 'SS' 9301 et seq.); that the foregoing is a full, true and correct statement of the financial condition of said company on the 31st day of December 1996.

Sworn to me this 14th day of March, 1997.

Janis J. Crossland        [SEAL]               [SIGNATURE]
                                               Vice President

                                                  [SEAL]

Janis J. Crossland, Notary Public, State of Washington, County of King. My Commission Expires February 5, 2000.

                         NEW YORK CITY TRANSIT AUTHORITY


                              DIVISION OF MATERIEL


                              REQUEST FOR PROPOSAL


                                     W-33725

                            FURNISHING AND INSTALLING

             SECURITY SYSTEM UPGRADES AT THE TRANSPORTATION BUILDING

                    AND THE MASPETH FACILITY IN THE BOROUGHS

                             OF BROOKLYN AND QUEENS



                                     Part II
                          Contract Terms and Conditions

                                Contract W-33725

     This Contract is for the furnishing, installing upgrades to and maintaining of an electronic intrusion detection/access control and CCTV monitoring/ recording systems.

     THIS AGREEMENT, made this _________ day of ___________________, 1997 between THE METROPOLITAN TRANSPORTATION AUTHORITY (hereinafter the "MTA"), acting by THE NEW YORK CITY TRANSIT AUTHORITY (hereinafter. the "Authority"), with offices at 370 Jay Street, Brooklyn, New York 11201; and HBE Acquisition Corp, D/B/A Henry Brothers Electronics (hereinafter the "Contractor"), with offices at 280 Midland Ave, Saddle Brook, NJ 07663.

                                   WITNESSETH:

     WHEREAS, the MTA plans to purchase electronic intrusion detection/access control and CCTV monitoring/recording systems;

                                      and

     WHEREAS, the MTA, requires the Contractor to furnish, deliver, install and maintain the systems as well as conduct training of Authority personnel to operate them;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained the parties hereto agree as follows:

                                     W-33725
                               Special Conditions

SC 1    Permits

A. The Contractor, at no additional expense to the Contracting Party, shall apply for, obtain approvals for, request, process, obtain and keep in force all permits and approvals required for, necessary for, or in connection with the Project and he shall do so only with the prior knowledge and approval of the Engineer. The parties designated in Article 6.01 Indemnified Parties, shall be named as insureds in any additional policy or certificate of insurance required to obtain any permit.

B. The Authority shall not be liable for any injuries (including death) or damage sustained or caused by the Contractor's operations. These permits shall not act as a waiver of liability for any injury (including death) or damage that might result from the Contractor's operations, whether due to his negligence or the negligence of any of the parties, designated in
     Article 6.01 of the Contract Terms and Conditions as Indemnified Parties, or otherwise. Such permits shall not affect the Contractor's responsibility or liability under Article 6.02 Responsibility for Injuries to Persons and Property.

SC 2    Beneficial Use

The Engineer will, as provided in Article 2.02, issue a separate Beneficial Use Certification for each portion of work described below when all the work required by the Contract Documents has been completed. As a condition precedent to the issuance of a Beneficial Use Certification, as-built drawings and operation and maintenance manuals approved by the Engineer must be delivered to the Authority.

Portions:
A.   All work at the Transportation Building, 370 Jay Street, Brooklyn, NY.
B.   All work at the Maspeth Facility, 55004 Maspeth Avenue, Queens, NY.

SC 3    Specific Guarantees

A.   Mechanical and Electrical Equipment
     1. The Contractor hereby guarantees all apparatus, devices, workmanship and materials furnished and installed under Divisions 15 and 16, (hereinafter referred to as the "Equipment"), for a period of one year from the date of issuance by the Authority of the Certificate of Substantial Completion, except that, if made applicable for this category of work by SC2, in case a Beneficial Use Certification is issued for all of any part prior to said date, said guarantee shall be for one year from the date of issuance of the Beneficial Use Certification, except further that in no event shall the guarantee period begin until the Contractor has furnished all applicable as-built drawings and all applicable Operation and Maintenance Data required in the Technical Specifications, Division 1 General Requirements,
     Section 10, and Section 1L. Under this guarantee the Contractor shall immediately, upon demand from the Authority, repair or replace at no additional expense to the Contracting Party, any part or parts which fail to perform the respective duties for which they are intended. The Contractor also agrees to repair or replace, during the period of this guarantee, at no additional expense to the Contracting Party, any and all parts of the Railroad which may be damaged due to defects in, or failure of, such parts or of any other part or parts of the Equipment furnished and installed under this Contract. In case the Contractor shall fail to repair or replace said defective or damaged part or parts in accordance with the terms of this guarantee, or if immediate repair or replacement is necessary to maintain operation of the Equipment and Railroad, the Contracting Party acting by the Authority shall have the right to cause such repair or replacement to be made-at the expense of the Contractor.

     2. The forgoing guarantee period of one year shall be extended in accordance with the requirements of Article 9.07(e). After any such repair or replacement, the Authority reserves the right to inspect such repaired or replaced part or parts and also to direct all retesting of the Equipment necessary in the opinion of the Engineer to determine that such Equipment or part or parts thereof are performing in accordance with their intended function or purpose.

     3. The Contractor shall deposit with the Authority, before the Certificate of Substantial Completion under Article 2.02 shall be issued by the Authority and before any deposit of cash or securities or any part thereof given by the Contractor as security for the performance of this Contract shall be surrendered, a bond to the Contracting Party, its successors and assigns, in such form as the Authority shall require and duly executed and acknowledged, in the amount of twenty one thousand dollars ($21,000) with one or more sureties to be corporations or persons approved by the Authority, conditioned for the faithful performance by the Contractor of all his obligations under paragraphs (1) and (2) above, and other provisions of this Contract with respect to such Equipment furnished and installed under provisions of Divisions 15 and 16.

B.   Communications work
     1. The Contractor hereby guarantees all apparatus, devices, workmanship and materials furnished and installed under Division 19 (hereinafter referred to as the "Equipment"), for a period of one (1) year from the date of issuance by the Authority of the Certificate of Substantial Completion, except that, if made applicable for this category of work by SC2, in case a Beneficial Use Certification is issued for all or any part thereof prior to said date, said guarantee shall be for one (1) year from the date of issuance of.the Beneficial Use Certification. However, no period of guarantee shall begin until the conditions specified in Section 1C and Division 19 concerning manuals, instruction books, parts lists, and final tracings and drawings have been fulfilled. If the manuals, instructions books, parts lists, and final tracings and drawings scheduled to be delivered after the guarantee begins are not submitted when due, the guarantee period will be suspended for that period that the Contractor has failed to furnish all manuals, instruction books, parts lists, final tracings and drawings and the guarantee period shall be extended for that corresponding period.

     2. The foregoing guarantee period of one year shall be extended in accordance with the requirements of Article 9.07 (e). After any such repair or replacement, the Authority reserves the right to inspect such repaired or replaced part or parts and also to direct all retesting of the Equipment necessary in the opinion of the Engineer to determine that such Equipment or part or parts thereof are performing in accordance with their intended function or purpose.

     3. Under this guarantee the Contractor shall immediately, upon demand from the Engineer, repair or replace without expense to the Contracting Party any part or parts of the Equipment which fail to perform the respective purposes for which they are intended. In case the Contractor shall fail to repair or replace said defective part or parts in accordance with the terms of this guarantee, or if immediate repair or replacement is necessary to maintain operation of the Equipment, the Contracting Party acting by the Authority, will have the right to cause such repair or replacement to be made at the expense of the Contractor. The Contractor also agrees to repair or replace, during the period of this guarantee (including extension thereof as hereinbefore provided) without expense to the Authority or Contracting Party, any and all parts of the Railroad which may be damaged due to defects in or failure of such parts or of any other part or parts of Equipment furnished and installed under this Contract. In case the Contractor shall fail to repair or replace said defective or damaged part or parts in accordance with the terms of this guarantee, or if immediate repair or replacement is necessary to maintain operation of the Equipment, the Contracting Party acting by the Authority shall have the right to cause such repair or replacement to be made at the expense of the Contractor and the Contractor shall promptly pay the amount of such expense to the Contracting Party.

     4. The Contractor shall deposit with the Authority, before the Certificate of Substantial Completion under Article 2.02 shall be issued by the Authority and before any deposit of cash or securities or any part thereof given by the Contractor as security for the performance of this Contract shall be surrendered, a bond to the Contracting Party, its successors and assigns, in such form as the Authority shall require and duly executed and acknowledged, in the amount of one hundred fifty eight thousand dollars ($158,000) with one or more sureties to be corporations or persons approved by the Authority, conditioned for the faithful performance by the Contractor of all his obligations under paragraphs (1) (2) and (3) above, and other provisions of this Contract with respect to such Equipment furnished and installed under provisions of Division 19

B. If in connection with any work performed under any guarantee set forth in these Special Conditions the Authority finds it necessary for the Contractor to employ flagmen, watchmen, or other employees of the New York City Transit System to divert service, to "single-track" trains, to use work trains, to provide access to the Work Site, or to insure the safety of passengers and the safe and efficient operation of traffic on the Railroad, the contractor shall pay all costs of such work, labor and services as specified in the Authority's "Schedule of Rates for Services Rendered to Outside Parties" then in effect.

SC 4    Required License
     All work required by the Technical Specifications shall be performed in a workmanlike manner by craftsmen who are experienced in the installation of the required equipment and licensed by New York State as security system installers as per General Business Law, Article 6D.

SC 5    Furnish. Delivery, Installation. Acceptance and Rejection
     The Contractor shall furnish all the work described in the Contract Documents.

     The Contractor is responsible for the complete installation of all equipment. All equipment will be installed according to manufacturers' specifications.

     The work shall undergo a series of tests during the installation and modification process in accordance with the Technical Specifications. These tests shall provide-basic assurance that the various components of the work operate as specified in the Technical Specifications. Upon request, the Contractor shall be prepared to demonstrate any function of the work prior to the start of acceptance tests. The Authority will not make changes to the system during the formal acceptance period.

     Delivery and installation shall not be made on a Saturday, Sunday, or ` Authority observed holidays unless authorized by the Program Manager.

     Upon certification by the Contractor that various components of the work meet the design requirements, and upon completion of the functional demonstration, a thirty (30) day acceptance test period shall commence.

     In the event the required level of reliability is not demonstrated to satisfaction of the Authority, the System Acceptance Test will be restarted and re-run until the required performance level has been demonstrated for thirty
(30) consecutive days.

     Upon successful-completion of the thirty (30) day Acceptance Test the Program Manager will issue a Certificate of Substantial Completion.

     Prior to delivery and installation of the work, the Contractor shall give the Authority at least two (2) weeks advance notice by contacting the Project Manager.

     The Contractor shall be responsible for ensuring that the work conforms to the standard described in the Technical Specifications.

     The right of inspection by the Authority herein is provided solely for the Authority's benefit; and the Contractor represents that to its knowledge that the work performed finder this Contract is free from patent and latent defects, which the Authority is not in any manner bound by inspection or otherwise to discover.

     The Authority reserves the right to temporarily suspend the performance of part or all work, if it deems it in the best interest to do so without compensation to the Contractor for such suspension, except for extending the time for completing the work and Impact Costs as described herein.

SC 6    Warranty for Security System

     A. All work furnished under this Contract shall be unconditionally warranted against failures or defects for a period of one (1) year after the Final Acceptance Test of the entire Security System.

     1. Notwithstanding inspection and acceptance by the Authority of the software and the hardware furnished under the Contract or any condition of this Contract concerning the conclusiveness thereof, the Contractor warrants that all software and hardware are:

          a. Of the quality to pass without objection in the trade under the Contract description.

          b. Fit for the intended purpose.

          c. Within the variations permitted by the Contract, if any, of even kind, quality, and quantity within each unit and among all unit.

          d. Adequately contained, packaged and marked as required by Contract.

          e. In Conformance with the promises or affirmations of fact made on the container

     2. The rights and remedies of the Authority provided in this Article are in addition to and do not limit any rights afforded to the Authority by any other Article contained herein.

     3. The Contractor assumes responsibility for all defects for the entire system. The Contractor must ensure the entire system is free from defects and must fix all problems at no cost to the Authority during the warranty period.

     4. Beneficial Use: In case a Beneficial Use Certification is issued for all or any part of the Work, the warranty shall be for one (1) year from the date of the Beneficial Use Certification, except that in no event shall the warranty period begin until the Contractor has furnished all applicable Operation and Maintenance Manuals, all drawings including, but not limited to, as-built documentation and drawings, all technical manuals, and all documentation and source code required pursuant to the Contract Documents.

          Notwithstanding anything to the contrary set forth herein, the warranty for any such portion(s) of the work shall not expire prior to the issuance of the Certificate of Substantial Completion.

     5. All parts are unconditionally warranted against failures or defects for a period of one (1) year commencing .as set forth below. The one (1) year warranty period shall commence at such time, as defined hereinbelow.

     6. Warranty

          a. Notwithstanding inspection and acceptance by the Authority of parts furnished under this Contract, or any; condition of this Contract concerning the conclusiveness thereof, the Contractor warrants that for a period of one (1) year after the issuance of the Certificate of Substantial
     Completion:

               (1) All parts furnished under this Contract shall be free from defects in material or workmanship and shall conform with all requirements of this Contract.

               (2) The Contractor shall provide one day replacement service for inoperable parts. Whether or not a part is inoperable for reasons of warranty failure or due to damage caused by user abuse, the parts shall be replaced within one (1) calendar day of notice to the Contractor. All replacement parts shall be refurbished/reconditioned in order to allow any person to use the replacement parts without adverse health concerns.

                    (a) In the case of the return of a part for reasons due to warranty failures, the Contractor shall bear all replacement costs including, but not limited to, the cost of the warranty repair, the cost of refurbishing/reconditioning the part, and all Postage/shipping costs.

                    (b) In the case of the return of a part for reasons due in part to warranty failures and in part to damage caused by user abuse, the Authority will bear only the cost to repair damage caused solely by user abuse, and the Contractor shall bear all other replacement costs including, but not limited to, the cost of the warranty repair, the cost of refurbishing/reconditioning the parts, and all postage/shipping costs.

                    (c) In the case of the return of. a part for reasons caused solely by user abuse, or if the Authority elects to return a part for refurbishing/reconditioning without the need for repair, the Authority will bear all replacement costs including, but not limited to, the cost of the repair caused solely by user abuse, the cost-of refurbishing/ reconditioning the parts, and all postage/shipping costs.

               (3) Any parts or parts thereof, corrected or furnished in replacement under this Article, shall also be subject to the terms of this Article, for the unexpired balance of the one (1) year warranty period, to the same extent as, parts initially delivered.

          7. Shrinkwrap Software - Shrinkwrap software shall be warranted to the Authority in accordance with the warranty provisions provided with the software by the third-party vendor. The Contractor shall coordinate software support for the Authority with the third-party vendors of such shrinkwrap software during the one (1) year warranty period.

     B. By way of amplification of the warranty requirements set forth in SC3 above, and not in derogation thereof, during the warranty period the Contractor warrants that the system including, but not limited to, software and hardware and communications work, shall comply with the same requirements as are set forth herein.

     C. In cases where the Contractor is notified of the; need to repair and/or replace the Work, the existing warranty will not apply to the extent that such failure is caused by user or Authority abuse. Several examples of user abuse are noted below:

          1. Work damaged by external fire;
          2. Work damaged by water; or
          3. Work damaged in collision.

     D. 1. In case the Contractor shall fail to repair or replace any part or do any Work in accordance with the terms of the warranty, or if immediate replacement or repair is necessary to maintain operation of the Work, the Project Manager shall have the right to cause such replacement or repair to be made at the expense of the Contractor in accordance with the Authority's "Schedule of Rates for Services Rendered to Outside Parties" in effect at the time replacement is made.

          2. In the event of a delay(s) in the performance of any warranty Work over the time limit(s) required pursuant to paragraph A.6.a.(2) above, or beyond the period to which such time may be extended by the Authority as herein provided, the Authority shall be paid damages for such delay. Such damages shall be in addition to any amounts due pursuant to paragraph D.1., above. Inasmuch as the amount of such damages and the loss to the Authority will be extremely difficult to ascertain, it is hereby expressly agreed that such damages will be liquidated and paid as follows:

               (a) The Contractor shall pay. the Authority for each and every day of unexcused delay, such sum(s) as is(are) set forth in Chapter 2, Article 2.04 of the Contract Terms and Conditions, which-sum(s) is(are) hereby agreed upon not` as a penalty but as liquidated damages.

               (b) The Authority shall have the right to deduct such liquidated damage assessments from any monies due or which may thereafter become due to the Contractor under this Contract; and in case the amount which may become due hereunder shall be less than liquidated damages due to the Authority, the Contractor shall pay the difference upon demand by the Authority.

     E. Each and every piece of equipment, component or part thereof that is replaced, repaired, adjusted or serviced in any manner under the terms of the warranty by the Contractor during the warranty period shall be reported to the Project manager on forms supplied by the Authority. Each report shall indicate in detail all replacement, repairs, adjustments and servicing to each and every component, unit or parts thereof.

     F. Any warranty work shall be accomplished with minimum disruption to the Authority's operating facilities. The Project Manager at his sole discretion shall determine the availability of facilities for warranty work.

     G. The Warranties under this Contract shall not in any way or manner decrease, modify, affect, relieve or excuse the Contractor, Subcontractor or Suppliers from their responsibility or liability under applicable law for breach of which they would be responsible and liable in damages to the Authority or any other person and persons.

     H. 1. The Contractor shall obtain all Manufacturers' and suppliers' warranties and guarantees of the Work in the name of the Authority and shall deliver copies to the Project Manager.

          2. Irrespective of the Manufacturer's or Supplier's warranties, guarantees, terms and conditions, the Contractors guarantees and warranties for the Work shall be under the terms and for the period as stated in this Contract, except as specifically noted for Shrinkwrap Software.

     I. The Project Manager shall have the right to inspect all Work done under this warranty subject to the same terms applicable to the Work under this Contract.

     J. The Contractor along with an Authority representative shall inspect any failure or defect in the Work during the warranty period to determine that the failure or defect is covered by the warranty provisions.

     K. During the warranty period, a field service.representative shall be available to perform warranty work at the Authority's Work location 24 hours per day, 7 days per week.

     L. The warranties set forth in this Contract are the only warranties made by the parties and replace all other warranties, express or implied, including the implied warranties of merchantability and fitness for a particular.purpose.

SC 7    Rights In Data

     Data as used in this Article, means recorded information regardless of the form or medium on which it may be recorded. The term includes technical data and documentation.

     Unlimited rights, as used in this Article, means the right of the Authority to use, disclose, reproduce, prepare derivative works, distribute copies to the public, and perform and display publicly in any manner and for any purpose, and to have or permit others to do so.

     Allocation of Rights

     As a part of the work the Contractor shall create certain original materials and data for the Authority, specifically the Station Inspection File and the Autodial Code (Materials). Additional materials, if any, shall be designated in the Design Document. Contractor relinquishes all rights and grants to the Authority any and all ownership interests and acknowledges that the Authority possesses all ownership interest in and ownership of copyright to the Materials. Airy and all copyrights and patents on such materials shall belong to the Authority. Contractor shall provide all source code and complete documentation for Materials. As owner of the Materials, the Authority shall have unlimited rights to said Material.

     Upon request of the Authority, the Contractor shall immediately execute, or shall cause its officers, agents, successors, and assigns to execute a transfer of rights set forth in the preceding paragraph.

     The Authority, at its option may treat this Contract as an assignment by the Contractor of its rights to all Materials developed hereunder.

     To the extent that any Materials include pre-existing items, the Contractor grants to the Authority an irrevocable, nonexclusive, worldwide license to use, execute, reproduce, display, perform, and.distribute copies of such pre-existing items. Such pre-existing items which are contained in Materials may be:

          Used or copied for use in or with the computer (s) for which it was acquired, including use at any Authority installation Lo which such computer(s) may be transferred.

          Used or copied for use in a backup or such other computer as the Authority may choose.

          Reproduced for safekeeping (archives) or backup purposes.

          Modified, adapted, or combined with other computer software provided that the modified, combined, or adapted portions of the derivative software incorporating any of the delivered, restricted computer software shall be subject to same restrictions set forth in this Contract; and the Contractor agrees that the Authority's right to use said computer software in such an application shall not be an infringement on any copyright that the Contractor may now have or shall in the future procure.

          Disclosed to and reproduced for use by support service of their subcontractors, subject to the same restrictions set forth in this Contract.

          Used or copied for use in or transferred to a replacement computer. The Authority shall have:

          Unlimited rights in all Materials.

          The right to limit exercise of claim to copyright in Materials produced in the performance of this Contract and to obtain assignment of copyright of such Materials.

          The right to limit the release and use of certain Materials. The Contractor shall have, to the extent permission is granted, the right to establish claim to copyright subsisting in Materials first produced in the performance of this Contract.

     Copyright

     Materials first produced in the performance of this Contract. The Contractor-agrees not to assert, establish or authorize Withers to assert or establish any claim-to copyright subsisting in any Material first produced in the performance of this Contract without written permission from the Authority.

     Pre-existing data not first produced in the performance of this Contract. The Contractor shall not, without prior permission of the Authority incorporate in data delivered under this Contract any data not first produced in the performance of this Contract and which contain copyright notice of 17 U.S.C. 401 or 402, unless the Contractor identifies such data and grants to the Authority, or acquires on its behalf a license of the same scope as set forth herein.

      Release and use restrictions. Except as otherwise specifically provided for herein, the Contractor shall not use for purposes other than the performance of this Contract, nor shall the Contractor release, Third-party software (commonly known as Shrinkwrap Software), which shall be procured by the Contractor in the name of the New York City Transit Authority and delivered to the Authority.

     Indemnity. Contractor's obligation to save harmless, idemnify, and its obligation to defend the Indemnified Parties shall be in accordance with Article
6.03 of the Contract Terms and Conditions. The Contractor shall have no obligation to save harmless, idemnify and defend the Indemnified Parties and the Authority with respect to claims based solely on any modification(s) to data and Materials made by the Authority without the Contractor's concurrence. The Contractor shall not withhold its concurrance except based upon reasonable, sound and technologically valid bases.

SC 8    Commercial Computer Software - Restricted Rights

     As used in here, restricted computer software means any computer program, computer data base, or documentation thereof that either is a trade secret, is commercial or financial and confidential or privileged or is published and copyrighted. Restricted computer software shall include:

     Third-party software (commonly known as Shrinkwrap Software), which shall be procured by the Contractor in the name of the New York City Transit Authority and delivered to the Authority.

     Licensed software and software supplied to the Contractor by its subcontractor/supplier that is delivered to the Authority shall include license agreements.

     With respect to the restricted computer software and -.otwithstanding any provisions to the contrary contained in any of the Contractor's or of its subcontractors or suppliers standard commercial license. or lease agreement pertaining to such restricted computer software delivered under this Contract and irrespective of whether any such agreement has been proposed prior to or after issuance of this Contract or of the fact that such agreement may be affixed to or accompany the restricted computer software upon delivery, Contractor for itself, its officers, agents, successors and assigns, agrees that the Authority shall have the rights that are set forth herein to use, duplicate or disclose any restricted computer software delivered under this Contract. The terms and provisions of this Contract, including any commercial lease or license agreement, shall be subject to Federal, State, and Local laws.

     The restricted computer software! delivered under this Contract shall not be used, reproduced or disclosed by the Authority except as provided for herein or as expressly stated otherwise in this Contract.

     The restricted computer software described may be utilized as follows:

          Used or copied for use in or with the computers) for which it was acquired, including use at any Authority installation to which such equipment may be transferred.

          Modified, adapted or combined with other computer software provided that these changes are within the restrictions as set.forth in this Contract and the Contractor agrees that the Authority's right to use said computer software in any such application shall not be an infringement on any present or future Contractor copyrights.

          Disclosed to and reproduced for use by support service contractors or their subcontractors, subject to their acknowledgment that all rights to a restricted computer software are held by the respective owners of such software and that the support service contractors or their subcontractors are subject to the same restrictions as set forth in this Contract.

          Used or copied for use in or transferred to a replacement computer.

     The Authority shall require support service contractors and their subcontractors to execute a non-disclosure agreement acknowledging that copyright, patent rights, intellectual property rights and all other rights to restricted computer software are held by the respective owners and that the support service contractors and subcontractors shall be bound by the terms and conditions regarding use and duplication of restricted computer software.

     If the restricted computer software delivered under this Contract is published or copyrighted it is licensed to the Authority unless expressly stated otherwise in this Contract.

     To the extent feasible the Contractor shall affix a Notice substantially as follows to any restricted computer software delivered under this Contract. If the Contractor does not affix the following notice the Authority will have the right to do so. "Notice-Notwithstanding any other lease or license agreement that may pertain to or accompany the delivery of this software, the rights of the Authority regarding its use, reproduction and disclosure are in accordance with Contract W-33725."

SC 9    Maintenance Contract

The Authority has the option to award a maintenance contract to the Contractor based upon the terms and conditions as set forth herein. The Authority may exercise said option by giving written notice to the Contractor at any time prior to May 1, 2000. The term of the maintenance agreement shall be for four years following the expiration of the one year warranty/maintenance term at the cost specified in the letter agreement attached to the Price Schedule. The cost of the agreement includes spare parts.

     The Contractor shall provide the maintenance necessary to maintain Equipment in good working order, which is defined to be working in accordance with the requirements listed in the technical specifications and with manufacturer specifications. the Contractor shall provide on-site support as needed.

     The Project Manager shall notify the Contractor by telephone of the need for remedial maintenance. The Contractor shall effect the necessary repairs within twenty-four (24) hours of notification.

     At a minimum, preventive maintenance shall be performed quarterly during Warranty and Maintenance periods.

     The Authority shall be provided with all software upgrades, updates and revisions during the Warranty and Maintenance period.

     Invoices for maintenance work performed and accepted the preceding month shall be submitted the fifteenth day of each month subject to the Contractor's compliance with the submission requirements contained hereunder and all other provisions in the Contract documents.

SC 10    Further Warranty by Contractor

     The Contractor expressly warrants and agrees that it shall not install, nor shall permit the installation of any type of software or hardware program, or device which would allow any person or entity to electronically repossess or otherwise render inoperative, alter, damage or destroy any software, hardware, work or services provided under this Contract or any other software, hardware or data used by the Authority. Prohibited devices or programs shall include, but not be limited to, back doors, trap doors, drop dead devices, booby traps, software locks, software time bombs, and logic bomb codes. There shall be no pre-programmed devices which would cause any software and/or data utilized by the Authority to become erased or become inoperable or incapable of processing accurately and in accordance with the warranties specified herein and with the Contract Documents including, but not limited to the Technical Specifications. These provisions shall apply to Contractor, its subcontractors and suppliers and their respective employees, officers, agents, successors, and assigns and shall survive the completion, expiration or other termination of this Contract.

     In the event of any dispute hereunder, the Contractor agrees that there shall be no interference with the use of software, hardware, work or services provided under this contract or any other software, hardware or data used in any way by the Authority. Disputes shall be resolved in accordance with the disputes resolution provisions of this Contract.

SC 11    Most Favored Customer

     The Contractor warrants and represents that the prices, warranties, benefits and terms set forth herein are at least equal to or more favorable to the Authority than the prices, warranties, benefits, and terms now charged or offered by the Contractor to other customers under similar circumstances and terms and conditions, or that may be charged or offered during the term hereof for the same or substantially similar products or services.

SC 12    Software

A. Upon the Award Date, the Contractor shall grant the Authority by virtue thereof and without the necessity of any other or further document or act, a nonexclusive, nontransferrable, perpetual license to use all software as set forth herein and any other software and software upgrades and modifications developed by the Contractor required to perform this Contract.

B. The irrevocable license granted hereunder shall entitle the Authority to use the applicable software upgrades and modifications in perpetuity. It is expressly understood in this regard that, no title to, or ownership of the intellectual property of the licensed software, or any part thereof, is transferred to the Authority, unless the Contractor decides to provide the Authority with ownership rights, except that the Authority shall have ownership of the physical medium on which such software is stored. The Contractor shall represent that the software and all its elements, including, but not limited to, documentation and source code, shall meet and be maintained by the Contractor to conform with the software standards issued by the American National Standards Institute (ANSI).

C. The Authority will be authorized to use any and all software on any equipment manufactured, furnished and installed by the Contractor.

D. The Authority will be authorized to upgrade, modify or otherwise alter such software to meet a specific need of the Authority. The Authority shall have the right to copy the software, in whole or in part, for archival and back-up purposes to replace a worn or defective copy, or to otherwise maintain equipment integrity. The Authority will include the Contractor's copyright notice or other proprietary notice on or in any copies provided that such notices do not set forth any restriction which is more restrictive than the terms hereof.

E. The Contractor shall guarantee that the Authority will be entitled to any future software upgrades. The Contractor shall guarantee that no future version of the software used on the equipment will degrade the performance of the equipment.

SC 13    Source Code and Associated Documentation

     The Contractor shall provide the Authority with copies of the source code resident in the equipment furnished. All source code updates or new versions thereto shall be accompanied with documentation, including, as a minimum, user documentation, development tools and explanatory material as the Contractor has determined, in the good faith exercise of its reasonable judgment, will enable the Authority to use, operate, upgrade, modify, and generally support the equipment furnished.

SC 14    Prosecution of the Work

A. If, during the prosecution of the Work, unforeseen difficulties of any nature be encountered, the Contractor shall take every necessary or proper precaution to overcome the unforeseen difficulty according to the direction of the Project Manager and as provided in these Contract Documents.

B. All goods and workmanship shall be of the best class in every respect, and the Project Manager shall be the sole judge of quality and efficiency.

C. In all operations connected with the Work, all local laws and ordinances of the City of New York; and all laws of the State of New York which control or limit in any way the actions of those engaged in the Work, or affecting the Work belonging to or used by them, shall be strictly complied with, and further, the Contractor shall comply with all applicable Federal, State and Municipal Regulations regarding the transportation of goods in and around the City and State of New York.

D. The Contractor shall employ only competent, skillful, and faithful personnel to do the Work.

E. The Contractor hereby represents that prior to submitting his proposal, he examined the locations of the Technical Specifications in detail and satisfied himself as to the intent of the Technical Specifications relating to the Work to be performed, and he shall not at any time make any claim for damage or extension of time, or any other demand because of any misinterpretation or misunderstanding of the Technical Specifications, or because of any lack of information.

F. All goods of whatever kind which, during their installation, and before completion of the Acceptance Test, become damaged from any cause whatsoever, shall be removed and shall be replaced by new, undamaged goods with no additional cost to the Contracting Party.

G. The Contractor shall furnish all labor, material, plant, tools supplies and other means necessary to perform the Work described in the Contract Documents in accordance with the Technical Specifications; and shall perform such Work within the direction and to the satisfaction of the Project Manager.

H. The Contractor agrees to deliver and install conforming goods in accordance with the Technical Specifications.

I. Delivery and installation by the Contractor shall be within the time specified and in accordance with the negotiated schedule, but in all cases completion will be within 29 months from the Notice of Award. If for any reason delivery and installation cannot be performed by the date or dates specified, the Contractor must immediately furnish the Authority with written notice of such delay and reason thereof. Extension of time will be granted only if the delay is deemed by the Authority to be unavoidable as provided for in Paragraph K below.

J. Time of delivery and installation is of the essence of this Contract. In the event of a delay in the delivery and installation of such goods, for which the Contractor is not entitled to an extension of time under Paragraph K, the Authority may recover all damages for such delay.

K. If the delivery and installation of conforming goods under this Contract should be unavoidably delayed, the Authority may extend the time for completion of the Contract for the determined number of days of excusable delay provided the Contractor advised the Authority as required under Paragraph I above. A delay is unavoidable only if the delay was substantial and in fact caused the Contractor to miss delivery dates and arose from unforeseen causes beyond the Contractor's control, provided the Contractor has taken reasonable precautions to prevent delays due to such causes and further provided such delays were not caused directly or substantially by acts, omissions, negligence, or mistakes of the Contractor, the Contractor's suppliers, or their agents, and could not adequately have been guarded against by contractual or legal means.

L. The Contractor agrees to make no claim for damages for delay in performance of this Contract occasioned by any act or omission of the Authority or any of its representatives, and agrees that any such claim shall be fully compensated for by an extension of time to complete performance of the Work as provided herein.

M. The delivery, installation and acceptance of any goods after the date fixed for completion of performance shall not be deemed a waiver of the right of the Authority to terminate this Contract with respect to the undelivered portion thereof or to require the delivery of any undelivered goods in accordance with this Contract.

SC 15    Waste Material

A. Waste material of any character will under no conditions be permitted to remain at or near the Site(s), but must immediately be carted away and disposed of by the Contractor at no additional expense to the Contracting Party. The Contractor shall thoroughly clean and keep clean all enclosures and other parts of the Installation Site(s) in which the Work hereunder is to be done, or which is to be used in connection therewith.

B. In the event that waste material, refuse, debris or rubbish is not so removed from the Site(s) by the Contractor, the Project manager reserves the right to have the said waste material, refuse, debris or.rubbish removed by the forces of the Authority or others, end the expense of said removal and disposal shall be charged to the Contractor, and the amount of such expense shall be deducted from any monies due or becoming due to the Contractor thereunder. Nothing contained in this provision shall be construed to relieve the Contractor of the obligation, responsibility, and duty to remove, dispose, and cart away the waste material, nor shall it be construed to absolve or relieve the Contractor from its responsibility and liability for any and all loss or damage due to any cause whatsoever as may occur by reason of the failure to remove said waste material, refuse, debris and/or rubbish.

SC 16    Removal of Rejected Goods

     The Contractor shall remove from the Site (s) at no additional expense to the Contracting Party and within a reasonable time (not to exceed fifteen (15) Days after notification of rejection), any goods rejected by the Authority prior to installation as non-conforming or during or after installation where the Contractor fails to remedy defective or non-conforming Work or installation. Such goods shall be deemed abandoned and the Authority shall have the right to dispose of any such goods left longer than fifteen (15) Days after notification of rejection and apply the proceeds, if any, of such disposition to the Contractor's account, after deducting reasonable expenses for such disposal, without any further liability or responsibility on the part of the Authority.

SC 17    Expertise

     The Contractor represents that its employees possess the technical expertise necessary to perform the Maintenance, equipment installation and other Work required hereunder.

SC 18    Acceptance Testing

A. The Contractor shall conduct the Acceptance Test, i.e., System Acceptance Test, in accordance with the requirements of the Technical Specifications and this Article. In doing so, the Contractor shall prepare .acceptance Test procedures. Upon approval by the Authority, such procedures shall thereupon become incorporated as if fully set forth herein.

B. Acceptance of equipment or the System for either the segment (s) or full system implementation shall occur when such equipment or the System has met the "Standard of Performance" as hereinafter defined.

C. The Standard of Performance for the equipment and for the System as a whole shall have been met if the equipment or System, as the case may be, operates in accordance with the functional and performance requirements as set forth in the Technical Specifications at an average "Effectiveness Level", as hereinafter defined, of 100% for a period of thirty (30) consecutive Days. This period shall start on the equipment's or system's Installation Date and shall continue for a period of thirty (30) consecutive calendar Days. If the Standard of Performance is not met during the initial thirty (30) Day period, the Performance Test Period shall be continued on a day-by-day basis until the Standard of Performance is achieved. Any such thirty (30) Day period during which the Standard of Performance is measured shall be known as the "Performance Test Period".

D. The Authority may delay the start of the Performance Test Period, for up to thirty (30) consecutive calendar Days. The Performance Test Period may not, however, start later than the 31st day after the Installation Date.

E. Equipment shall not be accepted, and no charges shall be paid, until such equipment achieves the stated Standard of Performance. The Contractor, with an Authority representative, shall perform all Acceptance Tests, including all repeated tests, at no additional expense to the Contracting Party.

SC 19    Environmental Conditions

     Contractor hereby acknowledges and warrants that it is aware of the Site conditions and environmental tolerances within which this Contract shall operate.

SC 20    Recission

     In the event that the Authority elects to execute this Contract prior to submission by the Contractor of any required document, such as insurance policies, performance bond and MBE/WBE documentation, and approval of such items by the Authority, the Authority may, in its sole discretion, rescind this Contract if all such matters have not been resolved to the Authority's satisfaction within thirty (30) Days after execution hereof.

                          CONTRACT TERMS AND CONDITIONS

                                    CHAPTER 1

                       GENERAL PROVISIONS AND DEFINITIONS

ARTICLE 1.01 WORK TO BE DONE

(a) The Contractor shall do all work including furnishing all labor, materials, plant, tools, supplies and other means of construction necessary for completion of the Project in accordance with the Contract Documents.

(b) Miscellaneous and Incidental Work. The Contractor will protect, support and maintain all structures, which includes the Railroad, and any other real property whether owned by the Authority or any other person or entity, with their appurtenances and connections as the .same may be affected by the Contractor's performance of the Work; and promptly reconstruct and restore all structures which are damaged thereby to at least as good a condition as existed before the construction was begun. All such work shall be known as "Miscellaneous and Incidental Work."

(c) The words "Work" or "Project" shall mean all matters and things herein agreed to be constructed, furnished, installed, or done, by or on the part of the Contractor and includes Miscellaneous and Incidental Work.

ARTICLE 1.02 DEFINITIONS

(1) The words "addendum" or "addenda" to mean the additional contract provisions issued in writing by the Authority prior to the receipt of bids.

(2) The word "Authority", or the initial letters "NYCTA", or "TA", or initial letters of like import to mean the New York City Transit Authority, a public benefit corporation existing by virtue of the Public Authorities Law - Title 9 of Article 5 - and any other authority, board, body, commission, official or officials to which or to whom the powers now belonging to the said Authority in respect to the location, construction, equipment, maintenance and operation of transit facilities shall, by virtue of any act or acts, hereafter pass or be held to appertain.

(3) The words "Award Date" to mean the date the Notice of Award is issued.

(4) The words "Beneficial Use" shall mean a written determination by the Engineer that a discrete portion of the Work or identified equipment is sufficiently complete and fit for its intended purpose, in accordance with the Contract, that the Authority is able to physically occupy such portion of the Work or utilize such equipment. The portions of the Work and the equipment subject to a determination of Beneficial Use, if any, are identified in the Special Conditions.

(5) The words "City" or "New York" to mean the City of New York according to its boundaries at the date of this contract unless in the case of the words "New York" the context indicates that the State of New York is intended.

                          CONTRACT TERMS AND CONDITIONS

(6) The word "Consultant" to mean the consulting engineer or other person or firm hired by the Authority to act on behalf of the Engineer to perform certain services, including but not limited to design or inspection relating to the Project. For purposes of this Contract, the Consultant, his officers and employees shall be deemed agents of the Authority.

(7) The words "Contract" and "Contract Documents" to mean collectively the Information for Bidders, the Bidder's Proposal, the Contract Terms And Conditions, the Specifications, all Addenda issued, the Special Conditions, the Forms Of Bonds, the Appendix, the Contract Drawings, and the Notice Of Award, as applicable.

(8) The word "Contractor" to mean the individual, firm or corporation, its successors and assigns, that enters into the Contract to perform the Project. For convenience, the Contractor is hereinafter referred to as if the Contractor were an individual.

(9) The words "Critical Path Method" or "Bar Chart" or the letters "CPM" to mean Contractor's proposed schedule of work as set forth in Article 2.03.

(10) The words "daily newspapers" to mean any newspaper regularly published in New York every day or every day except Saturdays, Sundays and holidays.

(11) The words "directed", "required", "permitted", "ordered", designated," "selected", "prescribed" or words of like import used in the specifications or upon the drawings to mean respectively, the direction, requirement, permission, order, designation, selection or prescription of the Engineer; and similarly the words "approved", "acceptable", "satisfactory", "equal", "necessary", or words of like import to mean, respectively, approved by, or acceptable or satisfactory to, or equal, or necessary in the opinion of the Engineer.

(12) The letters "DOT" to mean the United States Department of Transportation.

(13) The word "Engineer" to mean the individual designated in the Notice of Award to administer the Contract, or any replacement for SUCH INDIVIDUAL WHO shall be subsequently designated by the Authority. The words "Chief Engineer" to mean the officer designated by the Authority to resolve technical disputes as set forth in Article 8.03 herein.

(14) The words "Excusable Delay" to mean delays which satisfy the criteria set forth in Article 2.05 paragraphs (a) and (b).

(15) The words "existing structure" to mean all real PROPERTY, USED, OWNED or leased by the Authority in place at the date of the Notice of Award of this Contract or installed thereafter by other contractors, the City, or persons or firms employed by the Authority during the life of this Contract.

(16) The words "Extra Work" to mean the changes to the contract as fully set forth in Article 4.03.

                          CONTRACT TERMS AND CONDITIONS

(17) The words "Final Completion" to mean the completion of all Work to the satisfaction of the Engineer, including all Remaining Work, in the opinion of the Engineer, as set forth in Chapter 2.

(18) The words "Final Payment" to mean the payment described in Article 3.07.

(19) The words "Force Majeure" to mean acts of God, fire, earthquake, explosion, epidemic, riots, civil disturbance, strike, war, injunctions of governmental entities, embargoes and blockades.

(20) The words "furnish" or "furnishing" to mean providing, manufacturing, fabricating and delivering to the site of the Project all materials, plant, power, tools, patterns, supplies, appliances, vehicles and conveyances necessary or required for the completion of the Project.

(21) NOT USED.

(22) The words "Gross Sum Bid" or "Aggregate Total Bid" to mean the total of the items set forth in the Price Schedule of the Bidder's Proposal as stated in paragraph 5 of the Bidder's Proposal.

(23) The words "Guarantee Work" or "Warranty Work" to mean all work required to be done by Contractor to meet its obligations under Articles 9.07, 9.08 and 9.09.

(24) The words "Impact Costs" to mean the equitable adjustment to which Contractor may be entitled it accordance with Article 2.07, paragraph (c).

(25) The word "Inspector" to mean any representative of the Engineer designated by him to act as inspector.

(26) The words "installation" or "install" or "installing" to mean completely assembling, erecting and connecting all material, parts, components, appliances and supplies and related equipment necessary or required for the completion of the Project.

(27) The words Miscellaneous and Incidental Work to mean the work described in
Article 1.01.

(28) The letters "MTA" to mean the Metropolitan Transportation Authority, and any other board, body, commission, official or officials to which or to whom the powers now belonging to the said authority in respect to the location, construction, equipment, maintenance and operation of transit facilities or the purchase of rapid transit cars under the provisions of Article 5, Title 11 of the Public Authorities Law of the State of New York shall, by virtue of any act or acts, hereafter passed or be held to appertain.

(29) The words "New York City Transit System" or the letters "NYCTS" to mean the rapid transit and surface transit facilities of the Authority including all rolling stock, appurtenances and equipment.

                          CONTRACT TERMS AND CONDITIONS

(30) The word "notice" to mean any written notice, direction or similar communication.

(31) The words "Notice of Award" shall mean the document that apprises the Contractor that this Contract is in full force and effect.

(32) The words "Preliminary Estimate" or "Preliminary Estimate Certificate" shall mean the document prepared by the Engineer in connection with the amount to be invoiced by Contractor during a billing period.

(33) The words "Progress Payment" shall mean the periodic payment to be made to the Contractor by the Authority in accordance with Article 3.05.

(34) The words "Project Site" or "Work Site" to mean the site or sites of the Work.

(35) The words "Punch List Work" to mean the minor defects or omissions identified by the Engineer in determining that the Work is Substantially Complete, which are to be completed prior to Final Completion of the Work as set forth in Article 2.02(c).

(36) The word "Railroad" to mean the rapid transit facilities of the Authority, including all appurtenances, rolling stock and equipment. .

(37) The words "Remaining Work" to mean the work which. is to be completed after Substantial Completion as set forth in Article 2.02 (c).

(38) The words "State" or "New York State" to mean the State of New York.

(39) The words "Stop Work Order" shall mean the suspension of the Work as set forth in Article 2.08.

(40) The word "Subcontractor" to mean any person, firm or corporation, other than the employees of the Contractor, who contracts to furnish labor, or labor and materials, at the Work Site or in connection with the Project, whether directly or indirectly on behalf of the Contractor and whether or not in privity of contract with the Contractor.

(41) The words "Substantial Completion" or "Substantially Complete" to mean the event fully set forth in Article 2.02.

(42) The words "Certificate of Substantial Completion" to mean the document issued by the Engineer in connection with Substantial Completion.

(43) The word "Supplier" to mean any individual, firm or corporation that contracts to furnish materials, equipment or supplies for incorporation in or in connection with the Project.

(44) The words "Total Contract Price" or "TCP" shall mean the total amount payable to the Contractor in accordance with Chapter 3 - PRICE AND PAYMENT for the Work (as same may be adjusted in accordance with Chapter 4 - CHANGES TO

                          CONTRACT TERMS AND CONDITIONS

THE CONTRACT) and is based on the Gross Sum Bid (as extended based upon the actual quantities thereof ordered or required and provided in accordance with the Contract Documents) stipulated in the Price Schedule of the Bidder's Proposal.

(45) The letters "UMTA" or "FTA" to mean the United States Department of Transportation, Ft-eral Transit Administration (formerly known as Urban Mass Transportation Administration).

(46) The words "Work" or "Project" shall be as described in Article 1.01 (c).

(47) (Not Used)

(48) Elevation 100 as referred to in this Contract is 2.653 feet above mean sea level at Sandy Hook, United States Coast and Geodetic Survey datum.

(49) The words "Schedule Document" shall mean the Bar Chart or CPM, as E required by Article 2.03 and the Specifications.

ARTICLE 1.03 NOTICES

(a) The delivery of any notice, direction, or communication to the Contractor at the address set forth in the Bidder's Proposal or to the Authority at the address specified in the Notice of Award shall be made by depositing the same. in a postpaid wrapper directed to the aforesaid addresses in any post office box regularly maintained by the United States Postal Service and shall be deemed to be sufficient service thereof as of the earlier of the date of such actual delivery or three days after such depositing. The address may be changed at any time by notice in writing from the Contractor to the Engineer. Nothing contained herein shall be deemed to preclude or render inoperative the service of any notice, direction or communication personally upon the Contractor, or if the Contractor be a corporation, upon any officer, director or designated agent thereof.

(b) Nothing in the above paragraph shall be deemed to serve as a waiver by the Authority of any requirements for the service of notice or process with respect to the filing of a claim or the institution of an action or proceeding as provided by law or elsewhere in this Contract.

ARTICLE 1.04 GENERAL RULES OF INTERPRETATION

(a) References to a specific paragraph, section, or schedule shall be construed as references to that specified paragraph, section or schedule in this Contract, unless otherwise indicated.

(b) References to any agreement o-- other instrument shall be deemed to include such agreement or other instrument as it may, from time to time, be modified, amended, supplemented, or restated in accordance with its terms.

(c) The terms "hereof," "herein," "hereby," "herewith," "hereto," and "hereunder" shall be deemed to refer to this Contract.

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                          CONTRACT TERMS AND CONDITIONS

(d) The headings of the paragraphs are inserted for convenience only and shall not affect the construction or interpretation of this Contract.

(e) All references to "days" shall be deemed to be calendar days, unless otherwise expressly indicated.

(f) All references to "business days" shall be deemed to be references to the days of Mondays through Fridays, exclusive of Authority-observed holidays.

(g) All notices hereunder must be in writing, in accordance with Article 1.03, unless expressly indicated otherwise.

(h) As used herein the singular shall mean and include the plural; the masculine gender shall mean and include the feminine and neuter genders; and vice versa.

ARTICLE 1.05 CHARACTER OF WORK

(a) The Project is to be constructed for actual use and operation as part of an intraurban transit system according to the best rules and usages of engineering, construction, and transit system equipment.

(b) In work of this character it is impossible either to show all details in advance or to forecast all exigencies precisely. The Contract Documents are to be taken, therefore, as indicating the amount of work, its nature and the method of construction.

Where no specific requirements are given, the Work shall conform to the latest applicable standards of nationally recognized associations which sponsor the particular type of work involved and materials shall conform to the standards of the Institute of Electrical and Electronic Engineers, the Electronic Industries Association, American Society of Mechanical Engineers, American Society of Heating and Ventilating Engineers, American National Standards Institute, American Society for Testing and Materials, and the National Board of Fire Underwriters.

In the event of any doubt as to the meaning of any portion of the Specifications or Contract Drawings, or in the event a standard of workmanship or material is not specified, the Contract shall be interpreted as requiring the Contractor to perform the work in the best and most workmanlike manner and to supply materials of the best class. The Contractor shall also perform the work with the highest regard to the safety of life and property and according to the lines, levels and directions given by the Engineer, and to the satisfaction of the Authority, as well as any provision set forth in the specifications.

ARTICLE 1.06 DIFFERING SITE CONDITIONS

(a) The Contractor shall promptly, and before such conditions are disturbed, notify the Engineer in writing of: (1) latent physical conditions at the site

                         CONTRACT TERMS AND CONDITIONS $

differing materially from those indicated in the Contract Documents, or (2) physical conditions at the site, of an unusual nature, differing materially from those ordinarily encountered and generally recognized as occurring in work of the character provided for in this Contract but unknown to the Contractor until encountered during prosecution of the Work. The Engineer shall promptly investigate such condition(s) to determine if the condition(s) constitute a differing site condition as described in sub-clauses (1) or (2) above. Should the Engineer determine that a differing site condition exists which causes an increase or decrease in the Contractor's cost of, or the time required for, performance of any part of the Work, the Engineer shall notify Contractor of same, and within a reasonable time, not to exceed fifteen (15) days, Contractor shall provide a detailed Change Order Proposal in accordance with Article 4.04. The Engineer's determination shall be subject to review by the Contractual Disputes Review Board as set forth in Article 8.03(b)(2).

(b) No claim for an extension of time and/or an equitable adjustment by the Contractor due to a differing site condition under this Article shall be allowed unless the Contractor has given the notice required in (a) above and met all requirements in Article 2.05 Extensions of Time.

(c) The requirements of Articles 4.04 and 4.05 concerning equitable adjustments for compensation for Extra Work shall apply to any change under this Article for differing site conditions. No claim by the Contractor for an equitable adjustment hereunder shall be allowed if asserted after final payment under this Contract.

ARTICLE 1.07 CONSENT OF AUTHORITY REQUIRED FOR SUBLETTING OR ASSIGNMENT

If the Contractor assigns, transfers, conveys, sublets, or otherwise disposes, of this Contract or its right, title or interest in or to the same or any part thereof without the previous consent in writing of the Authority such action shall be an Event of Default under Article 7.01. Nothing herein shall either restrict the right of the Contractor to assign monies due or to become due pursuant to Section 9-318 of the New York State Uniform Commercial Code or be construed to hinder, prevent or affect any assignment by the Contractor for the benefit of his creditors, made pursuant to applicable law.

ARTICLE 1.08 SUBCONTRACTS

(a) To the extent that approval of a Subcontractor or Supplier would be required by paragraph 16 of the Information for Bidders, but was not secured prior to Contract Award, then Contractor must obtain Authority approval prior to utilizing any such Subcontractor or Supplier. The Authority shall review requests for approval in accordance with the criteria and requirements of paragraph 16 of the Information For Fidders. If a proposed Subcontractor or Supplier is not approved, the Contractor may propose another Subcontractor or Supplier, or, if it chooses to perform such portion of the Work itself, Contractor should so notify the Engineer. In addition, the Contractor shall apprise the Engineer of the addition, deletion or substitution of any Subcontractor or Supplier it proposes to make, including pertinent information

                         CONTRACT TERMS AND CONDITIONS

or reasons(s) therefor. The Authority reserves the right to disapprove such proposed Subcontractor or Supplier for reasonable cause.

(b) Regarding any Subcontractor or Supplier, whether approved prior to or after the Award Date, or whether approval is required, the Contractor shall fully inform the Subcontractor of all, provisions and requirements of this Contract relating either directly or indirectly to the work to be performed and the materials to be furnished under such subcontract agreement or purchase agreement and the agreement shall expressly stipulate that labor performed and/or equipment/materials furnished shall comply with the requirements of the Contract. The agreement between the Contractor and each Subcontractor/Supplier shall contain terms and conditions that are in accordance with applicable law regarding payments by contractors, and unless proscribed by law, such agreements between Contractor and Subcontractor/Supplier relating to payment and retainage shall be no less favorable to the Subcontractor /Supplier than are those with respect to the Contractor as set forth in this Contract. Approval of any Subcontractor or Supplier by the Authority shall not operate as a waiver of any right against the Contractor or third parties nor shall it relieve the Contractor of any of its obligations to perform the Work as herein set forth.

Each of the foregoing provisions shall be applicable to any further subletting of any part of the work by a subcontractor to another subcontractor and, for the purposes of this Article, upon such further subletting, the subcontractor of the first tier shall be deemed the Contractor.

ARTICLE 1.09 COORDINATION WITH OTHER CONTRACTORS

During the progress of the Work, it may be necessary for other contractors and other persons (including personnel of the Authority or Contracting Party) to do work in or about the Work Site. The Authority reserves the right to permit and put such other contractors and such persons to work and to afford them access to the Work Site at such time. and under such conditions as- does not unreasonably interfere with Contractor. The Contractor shall prosecute its work continuously and diligently and shall conduct its work so as to minimize interference with such other work. If, notwithstanding Contractor's compliance with the foregoing, such other work interferes with Contractor's performance, then Contractor shall be entitled to an equitable adjustment as set forth in Article 2.07

In the event of an emergency creating danger to life or property at the Work Site, the Authority may do anything necessary to alleviate such an emergency situation, including performing work at the Work Site, or directing another contractor to perform work at the Work Site.

ARTICLE 1.10 PRELIMINARY OCCUPANCY

The Authority reserves the right at all times to deliver, place and install furnishings and equipment in the Project as the Work progresses, as long as there is no interference with the Contractor. Such preliminary occupancy

                         CONTRACT TERMS AND CONDITIONS 4

shall in no event be construed as Substantial Completion or Beneficial Use; however, where the Authority is occupying a portion of the Work (which had not been contemplated by the Parties to be co-occupied during the performance of the
Work), the Authority will be responsible for damage or loss to such portion of the Work caused by the Authority's preliminary occupancy.

                          CONTRACT TERMS AND CONDITIONS

                                    CHAPTER 2

                           PROVISIONS RELATING TO TIME

ARTICLE 2.01 TIME FOR COMMENCEMENT AND COMPLETION OF WORK

The Contractor shall begin the Work within 10 days after the date of the Notice of Award, and shall thenceforth prosecute the Work continuously and diligently. The Contractor shall within

                    (See Information for Bidders Data Sheet)

from the date of the Notice of Award substantially complete the Work as set forth in ARTICLE 2.02. The conclusion of this period of time, as it may be extended under Article 2.05, shall be the "Substantial Completion Date".

ARTICLE 2.02 SUBSTANTIAL COMPLETION AND FINAL COMPLETION

(a) The Work shall be deemed Substantially Complete when, in the opinion of the Engineer, the Work is complete such that there are no material and substantial variations from the Contract Documents and the Work is fit for its intended purpose. Upon Substantial Completion the Engineer shall issue a Certificate of Substantial Completion. The issuance of this Certificate shall not relieve the Contractor from its obligation hereunder to complete the Work.

(b) When the Contractor is of the opinion that the Work is Substantially Complete, Contractor may submit to the Engineer a written request that the Engineer inspect the Work so as to determine whether Substantial Completion has been achieved. Upon such request, the Authority must respond within twenty-five
(25) days of its receipt with either (i) a Certificate of Substantial Completion or (ii) an explanation of the reasons why the Work is not Substantially Complete, including a list of open items necessary to achieve Substantial Completion. Nothing in this Article precludes the Engineer from making a determination of Substantial Completion in the absence of a request therefor by the Contractor.

In the event any portion of the Work is set forth in the Special Conditions as subject to a Beneficial Use certification, then the procedure set forth above for issuance of a Certificate of Substantial Completion shall be used, i.e., the Engineer shall respond to such request within 25 days of its receipt with either
(i) a "Beneficial Use Certification" identifying the applicable portions of the Work so certified and a punch list, or (ii) an explanation of the reasons why the Beneficial Use Certification cannot be issued, including a list of open items necessary to achieve Beneficial Use.

(c) The work remaining after Substantial Completion to complete the Work shall be known as the "Remaining Work". The Remaining' Work shall be limited to minor omissions and defects known as "Punch List Work" except the Engineer may in his sole discretion, include the following two types of work as part, of Remaining Work, (i) street restoration and permanent pavement work which can not be done because of seasonal factors such as cold weather (but provided



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                          CONTRACT TERMS AND CONDITIONS


sufficient temporary pavement is complete) and (ii) work which cannot be done until the Authority or third persons perform other work which is not the Contractor's responsibility under the Contract. The Engineer shall issue a Remaining Work list within ten (10) days of the issuance of the Certificate of Substantial Completion.

(d) The Engineer shall advise the Contractor of the time reasonably required to complete all Remaining Work. The time set by the Engineer to complete Punch List Work shall be no more than ninety (90) days from the issuance of the Certificate of Substantial Completion. When in the opinion of the Engineer the Remaining Work is properly complete, the Engineer shall issue a Final Completion Certificate.

In the event of an emergency or that Contractor fails to diligently prosecute the Remaining Work or punch list work in connection with Substantial Completion or Beneficial Use, the Authority may complete such Remaining Work or punch list work, either by its own forces or by other contractors and deduct the Authority's costs thereof from the Final Payment, except that if the Authority completes the Remaining Work because of an emergency, then the amount deducted from the Final Payment shall be based on Contractor's costs for completing the Remaining Work. If such costs exceed the amount due the Contractor, the Contractor shall immediately upon demand pay such excess to the Authority.

(e) Substantial Completion will not be declared by the Engineer until the following work is completed: (i) all operating systems, including but not limited to mechanical and electrical systems, and their component parts, have been tested and have been approved and found operational by the Engineer; (ii) all final operation and maintenance manuals have been submitted and approved by the Engineer; and (iii) final as-built drawings for the Work have been submitted and approved by the Engineer.

(f) Upon Substantial Completion, the Contractor shall remove its tools, materials and equipment from the Work Site, except for the tools, materials and equipment needed to complete the Remaining Work, or unless otherwise authorized in writing by the Engineer.

ARTICLE 2.03 CONTRACTOR'S DETAILED SCHEDULE OF WORK

(a) The Contractor shall schedule the Project in accordance with the technical requirements set forth in the applicable section of the Specifications (See Information for Bidders Data Sheet). The Contractor shall have broad discretion in scheduling the: Project. The Authority's basis for disapproval of any Schedule Document shall generally be limited to a determination that the work sequence lacks logic, is unreasonable, is incomplete or is inconsistent with any other contractual requirement, such as a phasing plan.

(b) With respect to any submission by the Contractor under this Article, no review, acceptance or approval by the Engineer shall release or relieve the Contractor from its obligation to fully and properly complete the Work, or any other duty, responsibility or liability imposed on it under this Contract, including, but not limited to the obligation to complete the Work within the time set forth in Article 2.01. No such review, acceptance or approval shall constitute an agreement, concurrence or acquiescence on the part of the



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                          CONTRACT TERMS AND CONDITIONS


Authority that the Contractor will be able to proceed with or complete the Project in accordance with the schedule contained in the reviewed, accepted or approved document, nor be deemed to constitute notice to the Authority as required by law or by Article 1.03.

(c) Receipt by the Authority of an updated or revised Schedule Document shall not be construed to mean that the Engineer agrees that the progress of the Work is as shown or indicated therein or that the updated or revised Schedule Document is acceptable to the Engineer.

(d) Neither the inclusion of changes into a Schedule Document by the Contractor nor the acceptance or approval of or acquiescence in, by the Engineer thereof shall be construed as constituting extensions of time to the Contract duration as set forth in Article 2.01. Such changes are to be deemed to be for the purpose of keeping the schedule up-to-date in order to reflect the work to be accomplished and to include the best time estimate for work yet to be completed.

(e) The Schedule Document must be submitted to the Engineer in proper form and in a timely manner, as required by this Article and the applicable section of the Specifications. Receipt by the Engineer of the required Schedule Document shall be a condition precedent to the Contractor's entitlement to any payment which may otherwise be due. While the Contractor shall be under a continuing obligation to meet all such Specification requirements pertaining to Schedule Documents, in determining whether the Contractor is entitled to a given payment, the Engineer will apply the standard set forth in paragraph (a), above.

(f) In the event that the Contractor submits, and the Engineer approves, a Project schedule calling for a shorter Substantial Completion of the Project, or shorter intermediate Substantial Completions (in the case where the Contract Documents so provide), than that set forth in Article 2.01, the approved shorter Substantial Completion. date(s) shall be deemed to be the Contract Substantial Completion date(s) for purposes of Article 2.01.

(g) In the event that an updated Schedule Document is not timely submitted by the Contractor or is determined by the Engineer to be grossly inadequate, the Authority may, in its discretion and for its own internal use, update the Schedule Document with its own forces or through a consultant/ contractor and charge the Contractor the costs thereof, provided, however, that this shall not relieve the Contractor of its obligation to submit such updated Schedule Document.

ARTICLE 2.04 AUTHORITY DAMAGES IN CASE O1' DELAY

(a) The Contractor is firmly obligated and guarantees to meet the stipulated completion date(s). In the event of a delay in Substantial Completion beyond the Substantial Completion Date, as such time may be extended by the Authority as hereinafter provided in this Chapter, the Authority shall be paid damages for such delay. Inasmuch as the amount of such damages and the loss to the Authority will be extremely difficult to ascertain, It is Hereby Expressly agreed that such damages will be liquidated and paid as follows:

                          CONTRACT TERMS AND CONDITIONS


The Contractor shall pay to the Authority for each and every day of unexcused delay, except Sundays and legal holidays, the sum of

                    (See Information for Bidders Data Sheet)

which sum is hereby agreed upon not as a penalty but as liquidated damages.

(b) The Authority shall have the right to deduct such liquidated damage assessments from any monies due or which may thereafter become due to the Contractor under this Contract; and in case the amount which may become due hereunder shall be less than the amount of liquidated damages due to the Authority, the Contractor shall pay the difference upon demand by the Authority.

ARTICLE 2.05 EXTENSIONS OF TIME

(a) If the Contractor is delayed at any time during the progress of the Work beyond the Substantial Completion Date, by the neglect or failure of the Authority or by a Force Majeure, then the Substantial Completion Date under
Article 2.01 shall be extended by the Authority subject to the following conditions:

     1. the cause of the delay arises after the Notice of Award and neither was nor could have been anticipated by the Contractor by reasonable investigation before such award;

     2. the Contractor demonstrates that the completion of the Work will be actually and necessarily delayed;

     3. the effect of such cause cannot be avoided or mitigated by the exercise of all reasonable precautions, efforts and measures whether before or after the occurrence of the cause of delay; and

     4. the Contractor makes written request and provides other information to the Authority as described in paragraph (d) below.

A delay meeting all the conditions of this paragraph (a) shall be deemed an Excusable Delay. Any concurrent delay which does not constitute an Excusable Delay shall not be the sole basis for denying a request hereunder.

(b) Any reference in this Article to the Contractor shall be deemed to include materialmen, suppliers and permitted subcontractors, whether or not in privity of contract with the Contractor, all of whom shall be considered as agents of the Contractor for the purpose of this Article.

(c) The Authority reserves the right to rescind or shorten any extension previously granted if subsequently, the Authority determines that any information provided by Contractor in support of a request for an extension of time was erroneous; provided however, that such information or facts, if known, would have resulted in a denial of the request for an Excusable Delay. Notwithstanding the above, the Authority will not rescind or shorten any extension previously granted if the Contractor acted in reliance upon the

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                          CONTRACT TERMS AND CONDITIONS


granting of such extension and such extension was based on information which, although later found to have been erroneous, was submitted in good faith by the Contractor.

(d) The request required under paragraph (a) above, shall be made within ten
(10) days after the time when Contractor knows or should know any cause for which it may claim an extension of time and shall provide any actual or potential basis for an extension of time, identifying such cause and describing, as fully as practicable at that time the nature and expected duration of the delay and its effect on the completion of that part of the Work identified in the request. The Authority may require the Contractor to furnish such additional information or documentation as the Authority shall reasonably deem necessary or helpful in considering the requested extension. The Contractor must also comply with requirements set forth in the Specifications regarding Contractor's Detailed Schedule for Performance.

Contractor shall not be entitled to an extension of time unless the Contractor affirmatively demonstrates that it is entitled to such extension.

(e) Within thirty (30) days of its receipt of all such information and documentation (or within thirty (30) days of Contractor's filing of the original request in the event the Authority requires no such additional material) the Authority shall advise the Contractor of its decision on such requested extension; except that, where it is not reasonably practicable for the Authority to render such decision in the thirty day period, it shall, prior to the expiration of such period, advise the Contractor that it will require additional time and the approximate date upon which it expects to render such decision.

(f) In regard to an injunction, strike or interference of public authority which may delay the Project, the Contractor shall promptly give the Authority a copy of the injunction or other orders and copies of the papers upon which the same shall have been granted. The Authority shall be accorded the right to intervene or become a party to any suit or proceeding in-which any such injunction shall be obtained and to move to dissolve the same or otherwise, as the Authority may deem proper.

(g) Neither the permitting of the Contractor to proceed with the Project subsequent to the date specified ire Article 2.01 (as such date may have been extended pursuant to Article 2.05), the making of any payments to the Contractor, nor the issuance of any Change Order, shall operate as a waiver on the part of the Authority of any rights under this Contract, including but not limited to the assessment of liquidated damages or declaring Contractor in default.

ARTICLE 2.06 EXTENSION OF TIME NOT CUMULATIVE

        In case the Contractor shall be delayed at any time or for any period by two or more of the causes above-mentioned in Article 2.05, the Contractor shall not be entitled to a separate extension for each one of the causes but only one period of extension shall be granted for the delay.

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                          CONTRACT TERMS AND CONDITIONS


ARTICLE 2.07 CONTRACTOR'S DAMAGES FOR DELAY

(a) Except as otherwise specifically provided for in this Contract, the Contractor agrees to make no claim for damages for delay of any kind in the performance of this Contract whether occasioned by any act or omission of the Contracting Party or the Authority or any of their representatives (whether it is an Excusable Delay within the meaning of Article 2.05 or otherwise) and Contractor agrees that any such claim shall be compensated for solely by an extension of time to complete performance of the Work as provided in Article
2.05. In this regard, the. Contractor alone hereby specifically assumes the risk of such delays, including without limitation: delays in processing or approving shop drawings, samples or other submittals; or the failure to render determinations, approvals, replies, inspections or tests of the Work, in a timely manner.

(b) In the went the Authority fails to provide access to the Work Site in a manner constituting Excusable Delay pursuant to Article 2.05 hereof, or issues a Stop Work Order pursuant to Article 2.08, or issues a Change Order in accordance with Chapter 4, and as a result of any of the foregoing, the Contractor is actually and necessarily delayed in performance of the Work, the Contractor shall be entitled to Impact Costs, to the extent if any, hereinafter set forth. However, the parties acknowledge that any failure by the Authority to provide a service such as, but not limited to, flagging, diversions or work trains shall not constitute a failure to provide access to the Work Site and therefore is not subject to an assessment of Impact Costs. Impact Costs shall only be allowed for Excusable Delays which are not concurrent with any other non-Excusable Delays and which are actually, reasonably and necessarily incurred. Impact Costs shall include only the following:

     1. Increased wages related to work being performed in a higher wage period.

     2. Overtime payments to accelerate the work needed to mitigate the delay and to the extent that acceleration of the work was necessary for Contractor to meet the Substantial Completion Date.

     3.   Increased field office expenses.

     4.   Increased cost to purchase and/or store materials.

     5. Cost incurred to keep the Work Site open, such as temporary power and sanitary facilities.

     6.   Extended insurance and bonding.

     7. With respect to rented equipment, the lesser of the actual rental cost or the reasonable rental value for idled equipment on the Work Site.

                          CONTRACT TERMS AND CONDITIONS


(c) In no event will the Authority be required to pay Impact Costs for the aforementioned delays which are in the nature of consequential damages, lost profits or indirect costs (generally, indirect costs are those costs which are not exclusively identified with this Contract, such as Contractor's home office overhead and general and administrative expenses). Acceptance by the Contractor of any payments made by the Authority in connection with this Article shall serve as a release to the Authority and Contracting Party from all claims and liability to the Contractor arising out of such delay.

(d) The Contractor shall have no right to rescind or terminate this Contract, and Contractor shall have no cause of action under any theory of quasi-contract or quantum meruit by reason of any delay, obstruction, or interference of any kind or duration whatsoever, and whether or not compensable hereunder.

ARTICLE 2.08 STOP WORK ORDER

(a) The Authority may, at any time, by written order to the Contractor, require the Contractor to stop all, or any part, of, the Work for a period of ninety
(90) days (or any lesser period), commencing no sooner than the date the order is delivered to the Contractor, and for any further period to which the parties may agree. Any such order shall be specifically identified as a "Stop Work Order" issued, pursuant to this Article. Within the period of ninety (90) days (or the lesser period specified) after a Stop Work Order is delivered to the Contractor, or within any extension of that period to which the parties shall have agreed, the Authority shall either:

(i) cancel the stop work order, or

(ii) terminate the work covered by such order as prcvided in ARTICLE 2.09 TERMINATION FOR CONVENIENCE BY THE AUTHORITY.

(b) If a Stop Work Order issued under this Article is cancelled or the period of the order or any extension thereof expires, the Contractor shall resume work without compensation to the Contractor for such suspension other than (i) extending the time for the Contract Completion Date to the extent that, in the opinion of the Engineer, the Contractor may have been delayed by such suspension and (ii) Impact Costs as described in Article 2.07; except that in the event the Engineer determines that the suspension of work was necessary due to Contractor's defective or incorrect work, unsafe work conditions caused by the Contractor or any other reason caused by Contractor's fault or omission the Contractor shall be entitled to neither compensation nor an extension of time of any nature as a result of the issuance of this Stop Work Order.


ARTICLE 2.09 TERMINATION FOR CONVENIENCE BY THE AUTHORITY

In addition to cancellation or termination as otherwise provided in the Contract Documents, the Authority (as agent for the Contracting Party) may at any time, in its sole discretion, with or without cause, terminate this Contract by written notice to the Contractor and in such event:

                          CONTRACT TERMS AND CONDITIONS


(a) The Contractor shall, upon receipt of such notice, unless otherwise directed by the Authority:

     1.   stop work on the date specified in the notice ("the Effective Date");

     2. take such action as may be necessary for the protection and preservation of the Authority's materials and property;

     3.   cancel all cancellable orders for material and equipment:

     4. assign to the Authority and deliver to the site or any other location designated by the Engineer any non-cancellable orders for material and equipment that is not capable of use except in the performance of this Contract and has been specifically fabricated for the sole purpose of this Contract and not incorporated in the Work;

     5. take no action which will increase the amounts payable by the Authority under this Contract: and

     6. take reasonable measure to mitigate the Authority's liability under this Article.

(b) In the event that the Authority exercises its right to terminate the Contract pursuant to this Article the Authority will pay the Contractor:

     1. its actual cost or the fair and reasonable value, whichever is less, of (i) the portion of the Work completed in accordance with the Contract up to the Effective Date, and (ii) non-cancellable material and equipment that is not capable of use except in the performance of this Contract and has been specifically fabricated for the sole purpose of this Contract but not incorporated in the Work; and

     2. ten (10%) of the difference between the Total Contract Price and the aggregate of all payments made apart from those due pursuant to sub-paragraph (b)1. above.

(c) To the extent practical, the fair and reasonable value shall be based upon Total Contract Price. In no event shall any payments under this Article exceed the contract price of such items.

(d) The amount due hereunder shall be offset by all payments made to the Contractor.

(e) All payments pursuant to this Article shall be accepted by the Contractor in full satisfaction of all claims against the Contracting Party and Authority arising out of the termination including, without limitation, lost profits,


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                          CONTRACT TERMS AND CONDITIONS


overhead or other consequential damages. Further, the Authority may deduct or set off against any sums due and payable pursuant to this Article and claims it may have against the Contractor.

(f) All payments pursuant to this Article are subject to audit.


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


                         CONTRACT TERMS. AND CONDITIONS
                                    CHAPTER 3
                               PRICE AND PAYMENTS

ARTICLE 3.01 PRICE TO INCLUDE

         The Authority shall pay and the Contractor shall accept the amounts set forth in the Price Schedule of the Bidder's Proposal as full compensation for all costs and expenses of completing the Work in accordance with the Contract, including, but not limited to, all labor and material required to be done or furnished under this Contract; all overhead, expenses, fees and profits including the cost of providing storage yard or facilities; all risks and obligations set forth in the Contract; any applicable fees or taxes; and all expenses due to any unforeseen difficulty encountered in the prosecution of the Work, except as otherwise expressly set forth in Article 1.06.


ARTICLE 3.02 VARIABLE QUANTITIES CLAUSE

         With respect to any unit price item as to which an estimated quantity is set forth in the Bidder's Proposal, such unit price shall apply regardless of the actual quantity of such item ultimately utilized in, or required by, the Work; except that, if the actual quantity for a unit price item differs from the estimated quantity in the Price Schedule by more than ten percent (10%), then the Engineer shall review whether application of the Unit Price would cause a substantial inequity to either party, and, if so, the Unit Price for such item will be equitably adjusted, upward or downward, as determined by the Engineer.

ARTICLE 3.03 DETAILED COST BREAKDOWN FOR LUMP SUM ITEMS

         Not later than 30 days from the Notice of Award, the Contractor shall submit to the Engineer, for approval, quintuplicate copies of a detailed cost breakdown of all items of work, labor and materials included in the following lump sum Items:

                    (See Information for Bidders Data Sheet)

The cost breakdown for each lump sum Item ("DCB Price") shall include its proportionate share of overhead, profit, premium on bond, insurance and all other expenses involved. The quantities and unit prices shall be extended to show the total amount for each item of work and the sum of these amounts shall total in each case the exact amount of the lump sum price(s) for the item. The DCB Prices shall be in proper balance and shall be subject to approval by the Engineer. The Contractor shall revise the detailed estimate, if necessary, to make it consistent with the approved CPM or Bar Chart, as applicable.

ARTICLE 3.04 PROMPT PAYMENT

(a) All payments will be made pursuant to Section 2880 of the Public Authorities Law (the Prompt Payment Law) and the Authority's implementing rules, officially called the Statement of Rules and Regulations With Respect



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                          CONTRACT TERMS AND CONDITIONS

To Prompt Payment (the "Prompt Payment Statement"). Any terms used in this chapter which are not defined herein, shall have the meanings ascribed in the Prompt Payment Statement. A copy of the Prompt Payment Statement may be obtained from the Engineer.

(b) In accordance with the Prompt Payment Statement, all payments will be made within 30 days, excluding legal holidays, of the Receipt of Invoice, as defined for Progress Payments, Payment on Substantial Completion, and Final Payment, in Articles 3.05, 3.06 and 3.07, respectively, subject to paragraphs (c) and (d) below.

(c) The Authority reserves the right to conduct an inspection or audit of any Preliminary Estimate, the Substantial Completion Payment Estimate and the Final Payment Estimate to verify that the amount to be paid is in accordance with the provisions of the Contract. The applicable "Receipt of Invoice" date under Articles 3.05, 3.06 and 3.07 will be deemed extended ten (10) business days in the event the Authority elects to perform this function.

(d) Notwithstanding anything to the contrary in the Contract, the 30 day payment period in paragraph (b) above will be tolled as set forth below, whenever the audit or inspection reveals a defect in delivered materials. or services, or suspected improprieties of any kind, which might include, but is not limited to, a determination by the Engineer that the Contractor is in breach of a material term of this Contract. In any such case, the date of "Receipt of Invoice" date shall be tolled to the date that acceptable goods or services are delivered or provided, or the date that the impropriety is resolved.

(e) Interest for late payments hereunder shall be payable in accordance with the Prompt Payment Statement.

(f) The Designated Payment Office shall mean the office of the Project Manager described in the Notice of Award which may be changed at any time by the Authority upon notification in writing to the Contractor.

ARTICLE 3.05 PROGRESS PAYMENTS

(a) Progress Payments will be made periodically for the value of the work performed and for materials not incorporated into the Work in accordance with paragraph (c) of this Article. For a Progress Payment, the Receipt of Invoice shall mean the later of the dates that ( ) the Preliminary Estimate is issued or
(ii) the Supporting Documentation is received at the Designated Payment Office, as described respectively in paragraphs (b) and (d) below.

(b) The following will constitute the procedure for the issuance of a Preliminary Estimate:

         1. At the Contractor's request, but not more often than once a month, the Engineer and the Contractor shall perform a joint inspection of the






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                          CONTRACT TERMS AND CONDITIONS

Work and/or materials not incorporated into the Work. Upon completion of the joint inspection, the Engineer shall prepare the Preliminary Estimate based upon the Engineer's determination of the reasonable value of (i) the work performed, including materials incorporated in the Work and (ii) materials meeting the requirements set forth in paragraph (c) below, which have not been included in any other Preliminary Estimate. The Engineer's determination shall be based upon the prices set forth in the Bidder's Proposal, or the detailed cost breakdown, as applicable. Where a detailed cost breakdown is required, the Preliminary Estimate shall not include any amount for work covered by a detailed cost breakdown which has not been approved by the Engineer. Notwithstanding the foregoing, a Preliminary Estimate will not be issued unless the total value is at least equal to Ten Thousand ($10,000) Dollars.

         2. The Contractor shall sign the Preliminary Estimate upon acknowledging thereon the items with which 'it agrees and which it disputes (including items omitted). The date the Contractor delivers to the Engineer such Preliminary Estimate (the "Preliminary Estimate Delivery Date"), shall be the date the Preliminary Estimate is issued for the amount agreed between the Engineer and the Contractor thereunder.

         3. The amount in the Preliminary Estimate in dispute is subject to the disputes resolution provisions (Article 8.03) of the Contract. The Preliminary Estimate Delivery Date shall also be deemed to be the date of Engineer's determination for purposes of Article 8.03. If the Contractor prevails with respect to any disputed amount, then the Preliminary Estimate shall be deemed issued for such amount retroactive to the Preliminary Estimate Delivery Date.

(c) The reasonable value or cost, whichever is less, of materials not yet incorporated in the Work, which are on the Work Site or off the Work Site, shall be included in a Preliminary Estimate, provided the conditions precedent set forth below are met. If such materials are stored off the Work Site, the Contractor agrees to pay any additional costs incurred by the Authority in connection with any inspection of such materials.

         1. The Engineer determines that such materials appear to meet the requirements of the Specifications and are suitably stored and secured.

         2. The Contractor submits to the Engineer (i) proof satisfactory to the Authority that Contractor has free and clear title to such materials, and (ii) the Contractor's representation that all such materials shall remain free and clear of and from all debts, claims, liens, mortgages, taxes- and encumbrances.

         3. If any such material is off the Work Site, the Authority may also require a lease of or license to use the real property where such materials are stored. Such lease shall be without cost to the Authority in form and substance satisfactory to the General Counsel to the Authority.





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                          CONTRACT TERMS AND CONDITIONS

         4. If any such materials are stored outside the City, the Contractor agrees to accept responsibility for and to pay all sales, compensation, use, personal and property taxes that may be levied against the Authority by any state or subdivision thereof on account of such material.

         5. The Contractor, at its expense, shall transfer title to any such materials to be included in a Preliminary Estimate free and clear of and from all debts, claims, liens, mortgages, taxes and encumbrances by conveyance in form and substance satisfactory to the General Counsel to the Authority.

         6. For any materials included in a Preliminary Estimate which may subsequently become lost, damaged or unsatisfactory, the amount thereof as allowed by the Engineer shall be deducted from succeeding payments to the Contractor.

(d) Supporting Documentation: The required supporting, documentation for Progress Payments under this Contract, set forth below, shall be a condition precedent to the issuance of the payment to the related Preliminary Estimate.

         1. Contractor's affidavit certifying that its Subcontractors and Suppliers have been paid the amount due to them for the work performed and materials furnished by each of them which were encompassed by any previous progress payments made to the Contractor.

         2. Contractor's certification of compliance with the minimum wage rates and other provisions and stipulations in accordance with applicable law, where required.

         3. Where this Contract calls for submittal and use of Schedule Documents, the Contractor's certification endorsed by the Engineer that it is in compliance with any provisions thereof which are listed as conditions precedent to payment.

         4. Where this Contract requires reporting on progress toward fulfillment of an MBE/WBE goal(s), the Contractor's certification that it is in compliance with any provisions thereof listed as conditions precedent to payment.

         5. Any submission specified in paragraph (c) above with respect to materials not yet incorporated into the Work.

         6. Any other document specified in the Contract as a condition precedent for purposes of Progress Payments.

ARTICLE 3.06 PAYMENT UPON SUBSTANTIAL COMPLETION

(a) The "Receipt of Invoice" for the Payment on Substantial Completion shall mean the later of the date (i) the Substantial Completion Payment Estimate is issued, or (ii) the Supporting Documentation is received at the Designated Payment Office, as described respectively in paragraphs (b) and (c) below.





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                          CONTRACT TERMS AND CONDITIONS

(b) The Engineer shall, concurrently with the issuance of the Certificate of Substantial Completion, as provided in Article 2.02, prepare a Substantial Completion Payment Estimate covering (i) the entire value of the work performed that has not been the subject of previous Progress Payments and is still due and owing to the Contractor; and (ii) the amount of retainage held pursuant to
Article 5.02, less an amount equal to twice the value of any Remaining Work, as determined by the Engineer in accordance with Article 2.02 and less any other withholdings, reductions or set-offs permitted under the Contract.

         1. The Contractor shall sign the Substantial Completion Payment Estimate upon acknowledging thereon the items which it agrees and disputes (including items omitted). The date the Contractor delivers to the Engineer such Substantial Completion Payment Estimate (the "Substantial Completion Estimate Delivery Date") shall be the date the Substantial Completion Payment Estimate is issued for the amount agreed between the Engineer and the Contractor thereunder.

         2. The amount in the Substantial Completion Payment Estimate in dispute is subject to the disputes resolution provisions (Article 8.03) of the Contract. The Substantial Completion Estimate Delivery Date shall also be deemed to be the date of Engineer's determination for purposes of Article 8.03. If the Contractor prevails with respect to any disputed amount, then the Substantial Completion Payment Estimate shall be deemed issued for such amount retroactive to the Substantial Completion Estimate Delivery Date.

(c) In addition to the Supporting Documentation required for a Progress Payment detailed in Article 3.05, paragraph (d), above, the required supporting documentation for the Payment on Substantial Completion is as follows:

         1. A release by the Contractor of the Contracting Party and the Authority, in a form approved by the General Counsel of the Authority, of all claims and liability to the Contractor for anything theretofore done or furnished for, or in any way relating to, the Work, except those claims expressly deleted from the scope of said release and those claims or potential claims pertaining to monies being withheld by the Authority.

         2. A statement in writing of each and all alleged claims of the Contractor against the Contracting Party or the Authority.

         3. Any other document or item specifically required by the Contract as a condition precedent to the Payment on Substantial Completion.

ARTICLE 3.07 PROVISIONS RELATING TO FINAL PAYMENT

(a) The Receipt of Invoice for the Final Payment shall be the later of-the date that (i) the Authority issues the Final Payment Certificate, and (ii) the Supporting Documentation is received at the Designated Payment Office, as described respectively in paragraphs (b) and (c) below.






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                          CONTRACT TERMS AND CONDITIONS

(b) The Engineer shall, concurrently with the issuance of the Final Completion Certificate, prepare a Final Payment Estimate covering any monies due and owing to the Contractor.

         1. The Contractor shall sign the Final Payment Estimate upon acknowledging thereon.the items which it agrees and disputes (including items omitted). The dace the Contractor delivers to the Engineer such Final Payment Estimate (the "Final Payment Estimate Delivery Date"), shall be the date the Final Payment Estimate is issued for the amount agreed between the Engineer and the Contractor thereunder.

         2. The amount in the Final Payment Estimate in dispute is subject to the disputes resolution provisions (Article 8.03) of the Contract. The date of the Final Payment Estimate Delivery Date shall also be deemed to be the date of Engineer's determination for purposes of Article 8.03. If the Contractor prevails with respect to any disputed amount, then the Final Payment Estimate shall be deemed issued for such amount retroactive to the Final Payment Estimate Delivery Date.

(c) In addition to the Supporting Documentation required for a Progress Payment detailed in Article 3.05 paragraph (d), above, as applicable, the required supporting documentation for the Final Payment is as follows:

         1. Subcontractor and Supplier guarantee(s), if any, specifically set forth in the Contract Documents.

         2. Any other supporting document or item specifically stated by the Contract to be a condition precedent to the Final Payment.


ARTICLE 3.08 PAYMENTS BELATED TO GUARANTEE OBLIGATIONS

(a) The Authority may withhold from any payments to be made subsequent to the commencement of any applicable guarantee period, such sums as may reasonably be necessary to ensure completion of guarantee obligations with respect to defective work, equipment, or materials which have been identified by the Engineer.

(b) The Authority may deduct from any payment due the Contractor an amount equal to its costs incurred on account of the Contractor's failure to fully perform its guarantee obligations.

(c) The Engineer, prior to withholding or deducting any monies hereunder, shall give the Contractor notice of the defective work, equipment or material and the basis for the withholding or deduction.

(d) Upon the Engineer's certification chat the Contractor has fulfilled its guarantee obligations, the Authority will pay the Contractor any sums of money so retained as provided in paragraph (a), above, subject to. Contractor's submission of, or compliance with, any remaining documentation or obligation, as the case may be, in accordance with this Contract.





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                          CONTRACT TERMS AND CONDITIONS

ARTICLE 3.09 SET OFFS, WITHHOLDINGS AND DEDUCTIONS

(a) The Authority may set off, deduct, or withhold from any payment due the Contractor, such sums as may be specifically allowed in the Contract or by applicable law including, without limitation, the following:


                1. an amount of any claim by a third party, as provided in
                   Article 5.03.

                2. any amounts allowed under Articles 2.02, 2.04 or 3.08.

                3. any unpaid legally enforceable debt owed by the Contractor to the Authority and/or the Contracting Party, as provided in the Authority's Prompt Payment Statement.

(b) Any withholding which is ultimately held to have been wrongful, shall be paid to Contractor in accordance with the Prompt Payment Statement.

ARTICLE 3.10 PAYMENT BY THE CONTRACTOR TO SUBCONTRACTOR(S) AND SUPPLIER(S)

         The Contractor agrees to make all payments with respect to its Subcontractors and Suppliers in accordance with Section 139-f of the State Finance Law. Nothing provided therein or herein shall create any obligation on the part of the Authority or Contracting Party to pay or to see to the payment by the Contractor of any monies to any Subcontractor or Supplier, nor create any relationship in contract or otherwise, implied or expressed, between any such Subcontractor or Supplier and the Authority or Contracting Party. The Contractor shall include in all subcontracts that:

         (a) within fifteen (15) calendar days of the receipt of any payment from the Authority, the Contractor shall pay each of its Subcontractors and Suppliers the proceeds from the payment representing the value of the work performed and/or materials furnished by the Subcontractor and/or Supplier and reflecting the percentage of the Subcontractor's work completed or the Supplier's material supplied in the invoice approved by the Authority and based upon the actual value of the subcontract or purchase order, less an amount necessary to satisfy any claims, liens or judgments against the Subcontractor or Supplier which have not been suitably discharged, and less any retained amount as described in Section 139-f (2) of the State Finance Law;

         (b) within fifteen (15) calendar days of the receipt of payment from the Contractor, the Subcontractor an i/or Supplier shall pay each of its subcontractors and suppliers in the same manner as the Contractor has paid the Subcontractor/Supplier;

         (c) any payment for work performed or materials supplied that has been properly invoiced and is more than thirty (30) days due, shall bear interest at the rate set from time to time by the State Tax Commission.




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                          CONTRACT TERMS AND CONDITIONS

ARTICLE 3.11 NO ESTOPPEL AND NO WAIVER

(a) The Authority and the Contracting Party shall not be precluded or estopped by any payment. or certificate made or given by the Contracting Party, Authority, the Engineer or other officer, agent or appointee thereof under any provision of this Contract from, at any time either before or after the completion of all of the Contractor's obligations under this Contract and payment therefor pursuant to any Preliminary Estimate, Substantial Completion Payment Estimate, or Final Payment Estimate, showing the true and correct classification, amount, quality and character of the work done and materials furnished by the Contractor, or from showing at any time that such certificate is untrue or incorrect or improperly made in any particular or that the work and materials or any part thereof do not in fact conform to the requirements of this Contract. The Authority and the Contracting Party shall not be precluded or estopped, notwithstanding any certificate and payment in accordance therewith, from demanding and recovering from the Contractor such damages as it may sustain by reason of its failure to comply with the Contract Documents.

(b) Neither the acceptance by the Authority or the Engineer or any of the employees of the Authority, nor any order, measurement or certificate by the Engineer nor any order by the Authority for payment of money nor any payment for, nor acceptance of, the whole or part of the Work nor any extension of time, nor any possession taken by the Authority or the employees of the Authority shall operate as a waiver of any portion of this Contract or of any power herein reserved to the Authority or of any right to damages herein provided; nor shall any waiver of any breach of this Contract be held to be a waiver of any other or subsequent breach.

                          CONTRACT TERMS AND CONDITIONS

                                    CHAPTER 4

                             CHANGES TO THE CONTRACT


ARTICLE 4.01 NO ORAL CHANGES

     Except to the extent expressly set forth in the Contract, no change in or modification, termination or discharge of this Contract, in any form whatsoever, shall be valid or enforceable unless it is in writing and signed by the party to be charged therewith or its duly authorized representative.

ARTICLE 4.02 CLARIFICATION OF CONTRACT DRAWINGS

     The Authority shall have the right during the progress of the Work to clarify the Contract Drawings to the extent that such does not materially alter such drawings and to add explanatory specifications without the same being deemed a change to the Contract.

ARTICLE 4.03 EXTRA WORK

(a) The Authority reserves the right to order changes which may result in additions to or reductions from the amount, type or value of the Work shown in the Contract Documents and which are within the general scope of the Contract in accordance with this Article. Any such changes will be known as "Extra Work".

(b) No Extra Work shall be performed except pursuant to written orders of the Engineer expressly and unmistakably indicating his intention to treat the work described therein as Extra Work. In the absence of such an order, if the Engineer shall direct, order or require any work which the Contractor deems to be Extra Work, the Contractor shall nevertheless comply therewith and shall promptly and in no event after beginning the performance thereof or incurring costs attributable thereto, give written notice to the Engineer stating why he deems such work (hereinafter "Disputed Work") to be Extra Work. Said notice is for the purposes of (1) affording an opportunity to the Engineer to cancel promptly such order, direction or requirement; (2) affording an opportunity to the Engineer to keep an accurate record of the materials, labor and other items involved; and (3) affording an opportunity to the Authority to take such action as it may deem advisable in light of such Disputed Work.

ARTICLE 4.04 CHANGE ORDER PROCEDURE AND BASIS FOR PAYMENT

(a) Extra Work shall result in an equitable adjustment (increase or decrease) to the Total Contract Price representing (i) the reasonable costs or the reasonable financial savings related to the change in the Work, and (ii) Allowable Impact Costs. Allowable Impact Costs with respect to the Extra Work shall be computed in accordance with Article 2.07; provided in no event shall Allowable Impact Costs hereunder include any item of cost and expense otherwise payable under the Contract, including the related Extra Work Order or Extra Work Directive, as the case may be. Extra Work shall also result in

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                          CONTRACT TERMS AND CONDITIONS

an equitable adjustment in the Contract schedule for performance for both the Extra Work and any other work on the critical path necessarily affected by the Extra Work.

     (b) The Authority shall initiate the Extra Work procedure by a notice to Contractor (hereinafter called "Notice of Proposed Change Order") setting forth the proposed Extra Work. As promptly as practical, but in no event more than fifteen (15) calendar days of the Contractor's receipt of Notice of a Proposed Change Order (or such longer period as the Engineer may allow, under exceptional circumstances), the Contractor shall provide to the Engineer a detailed Change Order Proposal which shall include requested revisions to the Contract, including but not limited to adjustments to the Total Contract Price and schedule for performance, as provided above. The Contractor is required to provide sufficient data in support of the cost proposal demonstrating its reasonableness. In furtherance of this obligation, the Authority may require that the Contractor submit any or all of the following: a cost breakdown of material cost, labor cost, labor rates by trade and work classification and overhead rates in support of Contractor's Change Order Proposal. The Contractor must utilize the most recent updated CPM or bar chart which had been submitted to the Authority in its proposal to establish the price and schedule modifications. Contractor's Change Order Proposal must include a schedule subnet and an explanation of the cost and schedule impact of the Extra Work on the Project. The Contractor must clearly demonstrate how it proposes to incorporate the Extra Work into the schedule document. If Contractor fails to notify the Engineer of the schedule changes associated with a Notice of Proposed Change Order by submitting a revised schedule document, it will be deemed to be an acknowledgment by Contractor that the proposed Extra Work will not have any scheduling consequences. The Contractor agrees that the Change Order Proposal with respect to price will in no event include a combined profit and home office overhead rate in excess of twenty-one (21) percent of the direct labor and material costs, unless the Engineer determines that the complexity and risk of the Extra Work is such that an additional factor is appropriate. The Change Order Proposal may be accepted or modified by negotiations between the Contractor and the Authority. If an agreement is reached, an Extra Work Order shall be executed in writing by both parties. The execution by Contractor of such Extra Work Order shall operate as a release of the Contracting Party AND THE AUTHORITY from all claim and liability to the Contractor relating to, or in connection with, the Extra Work Order, including any impact claims and further including any prior act, neglect, fault or default of the Authority relating to the Extra Work.

ARTICLE 4.05 EXTRA WORK DIRECTIVE

     (a) If the parties fail to reach agreement with respect to the proposed Extra Work, or in case of exigent circumstances, the Authority may nevertheless issue a directive to do the proposed Extra Work ("Extra Work Directive"). Any modifications to the proposed Extra Work set forth in the Notice of Proposed Change Order must be previously reflected in a revised Notice of Proposed Change Order submitted in accordance to Article 4.04. Immediately upon receipt, the Contractor shall be obligated to proceed with the work set forth in an Extra Work Directive.

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                          CONTRACT TERMS AND CONDITIONS

     (b) Except as provided in Paragraph (c) below, the Contractor shall be entitled to initiate a Dispute pursuant to Article 8.03 by furnishing a written statement to the Engineer within 5 days of the Extra Work Directive, based upon any aspect of such Extra Work which the Contractor disputes; provided, however, that such dispute must (i) relate to specific matters raised or specific matters reserved by the Contractor in its proposal and (ii) have not been resolved prior to the issuance of the Extra Work Directive. The written statement must set forth all details of Contractor's claims including the manner that the disputed item was specified in the Contractor's proposal. During the pendency of any dispute hereunder, the Contractor must proceed with work as set forth in the Extra Work Directive unless OTHERWISE ADVISED BY the Engineer's written instructions. In the event that there is a dispute as to price, the Contractor will be paid in accordance with paragraph (c) below, which payments will be in full satisfaction of Contractor's claim for an adjustment to the Total Contract Price except for claims related to Allowable Impact Costs.

     (c) Compensation for Extra Work in the event of the parties inability to agree upon a mutually satisfactory price in accordance with paragraph(b) hereof shall be as follows:

     (1) If Extra Work calls for the performance of additional items of work or materials or omission of items of work or materials which are either of the same type as those for which unit prices have been included in the Bidder's Proposal or deemed by the Engineer to be included in any lump sum item for which a detailed cost breakdown estimate has been required and the Engineer determines that such unit price or detailed cost breakdown estimate provides a basis upon which to reasonably calculate such price for the Extra Work, then the compensation to be paid therefor or the amount to be deducted from the payments to the Contractor shall be computed on the basis of the unit price in the Bidder's Proposal or such items in the detailed cost breakdown relating to the lump sum item, as the case may be. However, in NO EVENT WILL payments to Contractor for work performed by other than Contractor's own employees, as set forth below, exceed "Actual and Necessary Net Cost" computed in the manner set forth below plus 21 percent of such net cost, WHETHER or not the work is performed by a Subcontractor or Contractor itself.

     (2) If, in the opinion of the Engineer, compensation for Extra Work may not be calculated in accordance with sub-paragraph (1) above, the Contractor shall be compensated for the Actual and Necessary Net Cost therefor, as defined below, plus 21 percent of such net cost as follows:

     "Actual and Necessary Net Cost" shall be deemed to include the actual and necessary cost of the Extra Work for (i) labor, including in addition to wages, contributions, if any, made by the Contractor as employer pursuant to bona fide collective bargaining labor agreements applicable to the work, (ii) an engineering field survey party, consisting exclusively of a chief of party, an instrument person, and one or more rodmen, the number of rodmen to be subject to the approval of the Engineer, which cost in addition to wages shall include contributions, if any, made by the Contractor as employer

                                      -50-





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                          CONTRACT TERMS AND CONDITIONS

pursuant to bona fide collective bargaining labor agreements applicable to the work, (iii) insurance upon the aforementioned labor and field survey party under the Workers' Compensation law but in no event to exceed Contractor's present rates, (iv) contributions pursuant to the State Unemployment Insurance Law, (v) excise taxes pursuant to the Federal Social Security Act, (vi) any increase in premiums for public liability and property damage insurance or performance and payment bonds occasioned solely by the Extra Work, (vii) all materials used upon doing the work or incorporated in the work, (viii) the actual and necessary operating expense of plant (except the expense of supplies and small tools not operated by mechanical or electric power), power for such plant and a reasonable rental for the same (including small power tools), as determined by the Engineer, and (ix) furnishing and installing temporary lighting and heating facilities required solely for the Extra Work and, when and as determined by the Engineer, the cost, if any, of power or fuel expended therefor; but the amount of labor, materials, plant, facilities and power to be paid for shall not exceed the amount which, in the opinion of the Engineer, is necessary in the performance of such Extra Work.

     Except as otherwise specifically provided in subparagraph (c)(1), the said 21 percent shall be deemed to include the cost of heat, light, use and upkeep of tools, supplies, administration, engineering, superintendence, insurance, (except as otherwise provided as direct charge in subparagraph 1) and all loss, damages, risks and expenses, herein mentioned in Chapter 6.

     The amount of insurance upon such labor and field survey party under the Workers Compensation Law shall be determined by the amount of the wages actually and necessarily paid for such labor and field survey party and the rate of insurance for such labor and field survey party either in the State Insurance Fund or in any stock corporation or mutual association authorized to transact the business of workers' compensation insurance in this State, as the case may be. If the Contractor shall NOT HAVE INSURED EITHER IN SUCH STATE Insurance Fund or in any such stock corporation or mutual association, the rate allowed will be the rate which it would have been required to pay for such insurance in the State Insurance Fund had it insured therein.

     In case any work or materials shall be required to be done or furnished under the provisions of this Article, the Contractor shall at the end of each day furnish to the Authority such documentation as the Authority may require to support all costs of the Extra Work. If payments on account are desired as the work progresses, the Contractor shall render an itemized statement showing the total amount expended for each class of labor and for each kind of material on account of each item of such work as a condition precedent to the inclusion of such payment in any partial estimate. Upon the request of the Authority, the Contractor shall produce for audit by the Authority books, vouchers, collective bargaining labor agreements, records or other documents showing the actual cost for labor and materials. Such documents shall not be binding on the Authority. Any question or dispute as to the correct cost of such labor or materials or plant shall be determined by the Engineer.

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                          CONTRACT TERMS AND CONDITIONS

     In case the Contractor is ordered to perform work under this Article, which, in the opinion of the Engineer, it is impracticable to have performed by the Contractor's own employees, the Contractor will, subject to the approval of the Engineer, be paid the actual cost to Contractor of such work, and in addition thereto five (5) percent to cover the Contractor's superintendence, administration and other overhead expenses.

     Payment of any amount under the foregoing subparagraphs of this Article shall be subject to subsequent audit and approval, disapproval, modification or revision by representatives of the Authority, the Contracting Party, the State and the Government.

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                          CONTRACT TERMS AND CONDITIONS

                                    CHAPTER 5

                      SECURITY FOR THE PERFORMANCE OF WORK

ARTICLE 5.01 PERFORMANCE AND PAYMENT BONDS

(a) The Contractor stall be required to furnish Performance and Payment Bonds as set forth in Paragraph 17 of the Information for Bidders.

(b) In case a surety shall become insolvent, its license is revoked or suspended, or in the case of a surety approved on the basis that it is listed as an approved federal surety, that such federal approval is revoked or suspended, the Contractor, within ten (10) days after notice by the Authority, shall substitute other and sufficient surety or sureties. If the Contractor fails to do so, such failure shall be an Event of Default.

(c) In lieu of defaulting the Contractor under paragraph (b) above, the Authority may allow the Contractor to continue the Work, in which event the Authority may deduct from any monies then due or which thereafter may come due to the Contractor the amount for which the surety shall be held and bound upon the said bond. The monies so deducted may be held by the Authority as collateral security for the performance of the conditions of the bonds and such monies shall in such case be deemed to have been paid to the Contractor under this Contract.

ARTICLE 5.02 RETAINED PERCENTAGE

As additional security for the faithful performance of this Contract, the Authority shall deduct and retain from all progress payments 5 percent of the amount certified to be due thereunder.

ARTICLE 5.03 WITHHOLDING MONEY DUE CONTRACTOR TO MEET CLAIMS, LIENS OR JUDGMENTS

(a) If at any time a claim, lien or judgment shall be made by any person or corporation against the Contractor, the Contracting Party, the Authority, the State or the Government for which Contractor is liable under this Contract or otherwise by law, with respect to matters pertaining to the Work, the amount of such claim, lien or judgment or so much thereof as may be deemed reasonable shall be retained by the Authority, in addition to the other sums herein authorized by the Contract to be so retained, out of any monies then due or thereafter becoming due to the Contractor hereunder as security for the payment of such claim, lien or judgment. If the liability of any such party on such claim(s) or lien(s) shall have been finally adjudicated by a judgment of a court of competent jurisdiction or such claim(s) or lien(s) shall have been admitted by the Contractor to be valid, then the claim or lien or judgment may be paid from the amount so retained hereunder, credited against the payments due to the Contractor, and the balance, if any, paid to the Contractor.

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                          CONTRACT TERMS AND CONDITIONS

(b) Should any claim, lien or judgment remain unsatisfied at the time the Substantial Completion or Final Payments are due, the Authority shall have the right to retain out of either payment a sum it determines to be sufficient to protect the Contracting Party and the Authority in regard to all such unsatisfied claims, liens and judgments. In lieu of the foregoing, the Authority may require other security.

(c) In case the amount thus retained should be insufficient to pay the amount adjudicated to be due upon such claim, lien or judgment, the Contractor shall pay the amount of the deficiency to the Authority.

(d) Notwithstanding anything in this Article to the contrary, in the event of a claim by persons or corporations other than the Contracting Party or Authority, the Authority shall not withhold money due to the Contractor provided the Authority receives adequate written assurance from the Contractor's insurance carrier or surety on bonds required hereunder that the insurer or surety will assume all responsibility in connection with the claim including defending the Contractor, Contracting Party or Authority in any lawsuit, and paying any judgment based on said claim. The Authority shall have sole discretion to determine the adequacy of the assurance furnished.

ARTICLE 5.04 SUBSTITUTION OF APPROVED SECURITIES

(a) The Contractor may from time to time withdraw portions of the amounts so retained under ARTICLE 5.02 RETAINED PERCENTAGE or monies otherwise withheld under the Contract provided any such monies have not been applied by the Authority for reimbursement to itself or a third party in accordance with applicable provisions of the Contract by depositing with the Fiscal Officer of the Authority approved securities with a market value equal to the amount to be withdrawn.

(b) The Contractor shall pay to the Authority the service charges then in effect for the custodial safekeeping of securities deposited with the Authority by the Contractor pursuant to the terms of this Contract.

(c) Approved securities are: securities of the United States Government, State of New York, City of New York, New York City Transit Authority, Metropolitan Transportation Authority or Triborough Bridge and Tunnel Authority. Other securities may be submitted for Authority approval. All such securities must be payable to, run in favor of, or be transferred to, the Authority. In case the securities shall, during the term of the Contract, diminish in market value in the opinion of the Authority, or are sold as set forth in Article 5.05, then, within 10 days after notice, the Contractor shall deposit cash or securities to restore the value to that originally stated.

A failure by the Contractor to deposit such cash or securities in accordance herewith shall be an Event of Default.

In lieu of defaulting the Contractor, the Authority may allow the Contractor to proceed with the Work and may deduct from any monies then due or which

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                          CONTRACT TERMS AND CONDITIONS

thereafter may become due to the Contractor the amount necessary to restore the original valuation of such securities, and to hold such amount in lieu thereof.

(d) The Authority shall pay to the Contractor all interest, dividends and other income on the securities, when and as collected. If the securities are in the form of coupon bonds, the coupons as they respectively become due shall be delivered to the Contractor; provided, however, that the Contractor shall not be entitled to interest, dividends or other income on any securities the proceeds of which shall be used or applied as authorized under the Contract.

ARTICLE 5.05 USE OF MONIES WITHHELD

Deposits, retainage or other monies withheld, whether in cash or securities substituted shall be security for the faithful performance of the Contract by the Contractor. In case any default causes loss, damage or expense to the Contracting Party or the Authority, then the Authority may apply the amount necessary to restore such loss, damage or expense including liquidated damages, out of the said securities (which may be sold), deposits, retainage or other monies.

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                          CONTRACT TERMS AND CONDITIONS

                                    CHAPTER 6

                      CONTRACTOR'S LIABILITY AND INSURANCE

ARTICLE 6.01 INDEMNIFIED PARTIES

The term Indemnified Parties, whenever referred to in this Contract shall consist of the following parties including their officers, employees and agents:


              1.     The City
              2.     The Authority
              3.     The State
              4.     The MTA

ARTICLE 6.02 RESPONSIBILITY FOR INJURIES T0 PERSONS AND PROPERTY

(a) The Contractor shall be solely responsible for (1) all injuries (including death) to persons, including but not limited to employees of the Contractor and Subcontractors and Indemnified Parties and (2) damage to property, including but not limited to property of the Indemnified Parties, the Contractor or its Subcontractors. The liability hereunder shall be limited to such injuries or damage. occurring on account of, or in connection with, the performance of the Work, whether or not the occurrence giving rise to such injury or such damage happens at the Project Site or whether or not sustained by persons or to property while at the Project Site, but shall exclude injuries to such persons or damage to such property to the extent caused by the negligence of the Contracting Party or the Authority.

(b) The Contractor's liability hereunder includes any injury (including death) or damage to property related to the performance of, including the failure to perform, Miscellaneous and Incidental Work.

(c) The Contractor expressly acknowledges that it has reviewed the Contract Documents and if the Work be done without fault or negligence on the part of the Contractor, such Work will not cause any damage to the foundations, walls or other :arts of, adjacent, abutting or overhead buildings, railroads, bridges, structures or surfaces.

ARTICLE 6.03 INDEMNIFICATION

(a) The Contractor shall indemnify and save harmless the Indemnified Parties, to the fullest extent permitted by law, from loss and liability upon any and all claims and expenses, including but not limited to attorneys' fees, on account of such injuries to persons or such damage to property, irrespective of the actual cause of the accident, irrespective of whether it shall have been due in part to negligence of the Contractor or its subcontractors or negligence of the Indemnified Parties, or of any other

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                          CONTRACT TERMS AND CONDITIONS

persons, but excepting bodily injuries and property damage to the extent caused by the negligence of the Contracting Party or the Authority.

(b) The term "loss and liability", as used herein, shall be deemed to include, but not be limited to, liability for the payment of workers' compensation benefits under the Workers' Compensation Law of the State of New York, or of judgments under the Federal Employees' Liability Act or similar statutes.

(c) Except as otherwise provided in (a) above, the liability of the Contractor under this Article is absolute and is not dependent upon any question of negligence on its part or on the part of its agents, officers or employees. The approval of the Authority of the methods of doing the Work or the failure of the Authority to call attention to improper or inadequate methods or to require a change in methods or to direct the Contractor to take any particular precautions or to refrain from doing any particular thing shall not excuse the Contractor in case of any such injury to person or damage to property.

(d) In case any damage shall occur to any part of the New York City Transit System (except only for the removal of such parts thereof as the Contractor is specifically required by this Contract to remove) on account of the WORK, AND THE Contractor is responsible therefor, the Authority shall have the right to cause such damage to be repaired and to charge the expense of such repairs to the Contractor. In the event that such work is performed by the Authority, then the Authority shall deduct the amount of such expense that may be incurred in repairing any such damage.from any monies due or to become due to the Contractor under this Contract or any other agreement between the Contractor and the Contracting Party or the Authority.

ARTICLE 6.04 RISK OF LOSS TO THE WORK

(a) The Contractor assumes risk of loss or damage to the Work to the fullest extent permitted by applicable law, irrespective of whether such loss or damage arises from acts or omissions (whether negligent or not) of the Contractor, the Authority or third persons, or from any cause whatsoever, excepting loss or damage arising solely from negligent or willful acts of the Authority, occurring prior to Substantial Completion and risk of loss or damage to Remaining Work until Final Completion of all the Work, except that if the failure to complete the Remaining Work causes damage to the Work or other parts of the N.Y.C.T.S., the Contractor shall be responsible for all resulting loss or damage. When risk of loss to the Work (or a portion thereof) is transferred to the Authority, the Authority shall thereafter assume responsibility for the care, protection and ordinary upkeep (excluding Contractor's warranty obligations) for said Work, except to the extent that Contractor remains responsible for Remaining Work or is otherwise responsible for loss or damage as provided in this chapter.

(b) In the event that a part of the Work is identified in the Special Conditions as subject to the Authority's determination of Beneficial Use, then risk of loss for the specified part of the Work shall transfer to the Authority upon the Beneficial Use Certification, except that if the absence of any work awaiting completion subsequent to issuance of the Beneficial Use Certification causes damage to the Work or the N.Y.C.T.S., the Contractor shall be responsible for all resulting loss or damage.

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                                      CONTRACT TERMS AND CONDITIONS

(c) Contractor's obligation hereunder is to, immediately repair, replace and make good such loss or damage so as to RESTORE THE WORK TO THE SAME character and condition as before the loss or damage in accordance with the Contract Documents without cost to the Authority.

(d) Risk of loss or damage to work trains, cranes, or special equipment supplied and operated by the Authority shall be on the Authority, but the Contractor shall be responsible for loss or damage thereto arising out of Contractor's failure to fulfill a contractual obligation hereunder or the negligence or willful act of the Contractor, its subcontractors and suppliers.

ARTICLE 6.05 REQUIRED INSURANCE

(a) Except as otherwise provided in the Special Conditions, the Contractor shall procure, at its sole cost and expense, and shall maintain in force at all times during this Contract until Final Completion, policies of insurance as hereinbelow set forth, written by companies approved by the Authority and shall deliver to the Authority evidence of such policies. These policies must: (i) be written in accordance with the requirements of subparagraphs 1-4 below, as applicable; (ii) be endorsed in form acceptable to the Authority to include a provision that the policy will not be cancelled, materially changed, or not renewed without at least 30 days prior written notice to the Authority, attention Director -- Risk Management, Room 1064, 130 Livingston Street, Brooklyn, New York 11201, by Certified Mail, return receipt requested; and (iii) state or be endorsed to provide that the coverage afforded under the policies shall apply on a primary and not on an excess or contributing basis with any policies which may be available to the Authority. Policies written on a "claims-made" basis are not acceptable. At least two weeks prior to the expiration of the policies evidence of renewal or replacement policies of insurance, with terms and limits no less favorable as the expiring policies, shall be delivered to the Authority. Deductibles or self-insured retentions above $25,000 will require approval from the Authority.

     1. A Commercial General Liability insurance policy (I.S.O. Form CG 00 01 11 88 or equivalent approved by the Authority in the Contractor's name with the New York City Transit Authority (NYCTA), the Manhattan and Bronx Surface Transit Operating Authority (MaBSTOA), the Staten Island Rapid Transit Operating Authority (SIRTOA), the Metropolitan Transportation Authority (MTA) including its subsidiaries and affiliates, and the City of New York (City) named as Additional Insureds (I.S.O. Form CG 20 10
        11 85 or equivalent approved by the Authority) with limits of liability in the amount of $2,000,000 each occurrence on a combined single limit basis for injuries to persons (including death) and damage to property.

        Such policies shall include .contractual coverage for liability assumed by the Contractor (including construction work within proximity to the Railroad tracks and property if applicable), shall include "XCU" coverage (Explosion, Collapse, and Underground Hazards),
        Products-Completed Operations Coverage, Independent Contractors Coverage, and shall not contain any exclusion unacceptable to the Authority and Contracting Party.

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                          CONTRACT TERMS AND CONDITIONS

     2. Automobile and Truck Liability Insurance Policy in the Contractor's name with the New York City Transit Authority (NYCTA), the Manhattan and Bronx Surface Transit Operating Authority (MaBSTOA), the Staten Island Rapid Transit Operating Authority (SIRTOA), the Metropolitan Transportation Authority (MTA) including its subsidiaries and affiliates, and the City of New York (City) named as Additional Insureds (I.S.O. Form CG 20 10 11 85 or equivalent approved by the Authority) with limits of liability in the amount of $2,000,000 each occurrence on a combined single limit basis for claims for bodily injuries (including death) to persons and for damage to property arising out of the ownership, maintenance or use of any owned, hired or non-owned motor vehicle.

     3. Worker's Compensations Insurance (including Employer's Liability Insurance with limits of not less than $1,000,000) meeting the statutory limits of New York State.

     4. Any additional insurance policies necessary to obtain required permits or otherwise comply with applicable law, ordinances or regulations regarding the performance of the Work.

(b) Certificates of Insurance may be supplied as evidence of such aforementioned policies; however, if requested by the Authority, the Contractor shall deliver to the Authority within 45 days of the request a copy of such policies, certified by the insurance carrier as being true and complete. If a Certificate of Insurance is submitted it must: (1.) indicate the I.S.O. Form used by the carrier; (2.) be signed by an authorized representative of the insurance carrier; (3.) disclose any deductible, self-insured retention, aggregate limit or any exclusions to the policy that materially change the coverage; (4.) indicate that the Authority and Contracting Party are Additional Insureds on all policies except Worker's Compensation); (5.) reference the Contract by number on the face of the certificate; and (6.) expressly reference the inclusion of all required endorsements. If requested by the Authority, the Contractor must furnish within 30 days of a request proof that the person signing the Certificate is authorized by the insurance carrier.

(c) If, at any time during the period of this Contract, insurance as required is not in effect, or proof thereof is not provided to the Authority, the Authority shall have the options to: (i) direct the Contractor to suspend work with no additional cost or extension of time due on account thereof; (ii) obtain the required insurance at Contractor's expense providing the Authority with coverage immediately; or (iii) treat such failure as an Event of Default.

(d)  The Contractor shall immediately file with the Authority's Torts
Division (with a copy to the Engineer), 130 Livingston Street, 10th Floor, Brooklyn, New York 11201, a notice of any occurrence likely to result in a claim against the Authority, and shall also file with the Torts Division detailed sworn proof of interest and loss.within sixty (60) days from the date of loss.

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


                          CONTRACT TERMS AND CONDITIONS

                                    CHAPTER 7

                              CONTRACTOR'S DEFAULT

ARTICLE 7.01   EVENT OF DEFAULT

(a) An Event of Default shall mean a material breach of the Contract by the Contractor which, without limiting the generality of the foregoing and in addition to those instances specifically referred to in the Contract as a material breach or an Event of Default, shall include a determination by the Engineer that: (i) performance of this Contract is unnecessarily or unreasonably delayed; (ii) the Contractor is willfully violating any of the provisions of the Contract Documents or is not executing the same in good faith and in accordance with this Contract; (iii) the Contractor has abandoned the Work; (iv) Contractor has become insolvent (other than as a bankrupt), or has assigned the proceeds of this Contract for the benefit of creditors, or taken advantage of any insolvency statute or debtor or creditor law or if his property or affairs have been put in the hands of a receiver; (v) Contractor has failed to obtain an approval required by the Contract; or (vi) the Contractor has failed to provide "adequate assurance" as required under paragraph (b) hereof.

(b) When, in the opinion of the Engineer, reasonable grounds for insecurity exist with respect to the Contractor's ability to perform the Work or any portion thereof, the Authority may request that Contractor, within a reasonable time, provide written adequate assurance of its ability to perform in accordance with the Contract. Such assurance must be provided by Contractor within the time set forth in the Authority's request.

ARTICLE 7.02   NOTICE OF DEFAULT/OPPORTUNITY TO CURB

If an Event of Default occurs, the Authority may so notify the Contractor ("Default Notice"), specifying the basis(es) for such default, and advising the Contractor that, unless such default be rectified to the satisfaction of the Authority within seven (7) days from such Default Notice, the Contractor shall be in default; except that, at its sole discretion, the Authority may extend such seven (7) day period for such additional period as the Authority shall deem appropriate without waiver of any of its rights hereunder. The Default Notice shall specify the date the Contractor is to discontinue all Work (the "Termination Date"), and thereupon, unless previously rescinded by the Authority, the Contractor shall discontinue the Work upon the Termination Date.

ARTICLE 7.03   REMEDIES IN THE EVENT OF DEFAULT

(a) Upon Contractor's default, the Authority shall have the right to either complete the Work with its own forces and/or other contractors or to require the Surety to complete the Work under the Performance Bond hereunder. The Authority, in connection with its right to complete the Work, may take possession of and use any or all of the materials, plant, tools, equipment,


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                          CONTRACT TERMS AND CONDITIONS

supplies and property of every kind provided by the Contractor, and/or procure other materials, plant, tools, equipment, supplies and property for the completion of the same, and to charge the expense of said labor, materials, plant, tools, equipment, supplies and property to the Contractor.

(b) If a Default occurs, Contractor shall be liable for all damages resulting from the Default, including the difference between the Total Contract Price and the amount actually expended by the Authority to complete the Work, and further including the liquidated damages herein referred to for delay in the completion of the Work beyond the Substantial Completion Date. The Contractor shall also remain liable for any other liabilities and claims related to the Contract. All damages may be deducted and paid out of such monies due the Contractor.

(c) The Authority may also bring any suit or proceeding for specific performance or for injunction or to recover damages or to obtain any other relief or for any other purpose proper under this Contract.

(d) The Authority may in its sole discretion waive a default by the Contractor, but no such waiver, and no failure by the Authority to take action in respect to any default, shall be deemed a waiver of any subsequent default.

(e) If the Authority makes a determination pursuant to this Chapter to hold the Contractor in default and/or terminate the Contract for cause, and it is determined subsequently for any reason whatsoever that either such determination was improper, unwarranted or wrongful, then any such termination shall be deemed for all purposes to have been a termination for convenience in accordance with
ARTICLE 2.09 TERMINATION FOR CONVENIENCE BY THE AUTHORITY. The Contractor agrees that it shall be entitled to no damages, allowance or expenses of any kind other than as provided for in said Article 2.09 in connection with any such termination.

ARTICLE 7.04 THE CONTRACTING PARTY AND THE AUTHORITY MAY AVAIL THEMSELVES OF ALL REMEDIES

The Contracting Party and the Authority may avail themselves of each and every remedy herein specifically given to them or now or hereafter existing at law or in equity or by statute, and each and every such remedy shall be in addition to every other remedy so specifically given or otherwise so existing and may be exercised from time to time and as often and in such order as may be deemed expedient by the Authority, and the exercise, or the beginning of the exercise, of one remedy shall not be deemed to be a waiver of the right to exercise, at the same time or thereafter, any other remedy.


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


                          CONTRACT TERMS AND CONDITIONS

                                    CHAPTER 8

                 AUTHORITY OF THE ENGINEER: DISPUTES AND CLAIMS.

ARTICLE 8.01   AUTHORITY OF THE ENGINEER

(a) The Contractor hereby authorizes the Engineer to determine in the first instance all questions of any nature whatsoever arising out of, under, or in connection with, or in any way related to or on account of, this Contract including without limitation: questions as to the value, acceptability and fitness of the Work; questions as to either party's fulfillment of its obligations under the Contract, negligence, fraud or misrepresentation before or subsequent to acceptance of the Bidder's Proposal; questions as to the interpretation of the Specifications and Contract Drawings; and claims for damages, compensation and losses.

(b) The Engineer may give orders to do work which he determines to be necessary for Contractor to fulfill the Contractor's obligations under the Contract. The Engineer may also give orders in every case in which an unsafe condition shall arise in performance of the Work.

(c) The Engineer will promptly provide appropriate explanations and reasons for his determinations and orders hereunder, if requested by the Contractor. All determinations under this article shall be reasonable.

(d) The Contractor shall be bound by all determinations or orders and shall promptly obey and follow every order of the Engineer, including the withdrawal or modification of any previous order and regardless of whether the Contractor agrees with the Engineer's determination or order. Orders shall be in writing unless not practicable, in which event any oral order must be confirmed in writing by-the Engineer as soon thereafter as practicable.

(e) The Contractor shall have a representative at the Work Site at all times during performance of the Work authorized to receive orders from the Engineer.

ARTICLE 8.02   APPROVALS BY ENGINEER: NO LIABILITY

Any review, acceptance or approval by the Engineer shall be construed merely to mean that the Engineer was unaware of any reason, at that time, to object thereto. No such approval by the Engineer of any modification sample, , Schedule Document, substitution, drawing or other matter shall impose any liability upon the Authority or Contracting Party, nor shall any such approval change any of the requirements of the Contract Documents or relieve the Contractor of any responsibilities under the Contract, including without limitation, the accuracy of drawing on any obligation under any warranty provision.


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                                        CONTRACT TERMS AND CONDITIONS

 ARTICLE 8.03 DISPUTES RESOLUTION PROCEDURE

(a) The provisions of this Article shall constitute the Contractor's sole means for challenging any determination, order or other action of the Engineer pursuant to Articles 8.01 or 8.02, or otherwise asserting against the Contracting Party or Authority any claim of whatever nature arising under, or in any way relating to, this Contract (any such challenge or assertion by the Contractor shall be herein referred to as a "Dispute"). Exhaustion of these dispute resolution procedures including the judicial review set forth in Article
8.06 shall be the parties' sole remedy in connection with any Dispute.

(b) The parties to this Contract hereby authorize and agree to the resolution of all Disputes arising out of, under, or in connection with, the Contract in accordance with the following and pursuant to the procedures set forth in paragraph (c) hereof:

     (1) With respect to any Dispute which relates in whole or primary part to technical issue(s) under the Contract including, without limitation, determinations as to the acceptability or fitness of any work, the meaning or interpretation of the Specifications or Contract Drawings, the question of whether Disputed Work falls within the scope of the Specifications, the acceptability of any proposed substitutions, modifications or other submission under the Contract, the disapproval of proposed Subcontractors or- Suppliers (to the extent such disapproval is related to technical issues), the determination of Excusable Delay to the extent the delay claim is related to a technical matter, the question of whether Beneficial Use, Substantial Completion or Final Completion has been achieved, or the nature and extent of any Remaining Work, the parties hereby authorize the Chief Engineer of the Authority (the "Chief Engineer"), acting personally, to render a final and binding decision.

     (2) With respect to any Dispute other than those specified in sub-paragraph (1) hereof, except where the parties agree to elect resolution thereof by the Chief Engineer, the parties hereby authorize the Authority's Contractual Disputes Review Board (CDRB) to render a final and binding decision in accordance with the "Guidelines for the Submission of Disputes to the CDRB" which are available from the Contract Manager and incorporated herein by reference. It is understood and agreed that the composition of the CDRB shall be comprised of officers and employees of MTA, and/or its respective affiliate agencies, but excluding for purposes of disputes arising from NYCTA contracts, participants from the Authority. The parties further agree that the above-mentioned Guidelines may be subject to periodic amendment by the Authority; however such amendment would not alter any substantive or due process rights accorded the Contractor under this Article.

(c) All Disputes shall be initiated through a written submission by either party (such submission to be hereinafter referred to as the "Dispute Notice"), to the Chief Engineer or the CDRB, as the case may be (hereinafter jointly referred to as "the Arbiter"), within the time specified in the Contract or, if no time is specified, within ten (10) days of the determination which is the subject of the Dispute. Within ten (10) days after the submission of such


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


                          CONTRACT TERMS AND CONDITIONS


Dispute Notice, the party initiating the Dispute must provide the Arbiter with all evidence and other pertinent information in support of the party's position and/or claim. Within thirty (30) days from the-date of the Dispute Notice, the party against whom the Dispute Notice was filed shall submit any and all materials which it deems pertinent to the Arbiter. Upon submission of a Dispute Notice to the CDRB, either party may request that the CDRB provide informal non-binding mediation in an effort to reach a settlement of the dispute. If requested, the CDRB shall appoint a mediator to meet with the parties in accordance with the "Guidelines for the Submission of Disputes to the CDRB". Each party agrees to participate in mediation at the request of the other. If mediation is unsuccessful or is not undertaken, the Arbiter shall render its decision in writing and deliver a copy of same to the parties within a reasonable time not to exceed sixty (60) days after the receipt of all materials. In rendering such decision, the Arbiter may seek such technical or other, expertise as it shall deem necessary or appropriate (notifying both parties to the dispute when he so seeks such other information or expertise) and seek any such additional oral and/or written argument or materials from either or both parties to the dispute as it deems fit. The Arbiter shall have the discretion to extend the time for submittals required hereunder.

     The Arbiter's ability to render and the effect of a decision hereunder shall not be impaired or waived by any negotiations or settlement offers in connection with the matter presented, whether or not the Arbiter participated therein, or by any prior decision of others, or by any termination or cancellation of this Contract. The decision of the Arbiter shall be final and binding on both parties.

(d) In the event that a dispute is submitted to the CDRB pursuant to sub-paragraph (b)(2) hereof and the party against whom the Dispute Notice was filed asserts that such dispute is properly within the domain of the Chief Engineer as defined in sub-paragraph (b)(1), that party shall file with the CDRB a notice as to its position in this regard within the time otherwise permitted for its submission of all materials pursuant to paragraph (c). The filing of such a notice shall stay all further proceedings with respect to the Dispute, including the submission of materials, pending disposition of such question by the CDRB. The CDRB may request such material(s) and/or argument(s) as it deems appropriate in connection with such question and shall render its decision within ten (10) days of its receipt of all such material(s) and/or argument(s). The party against whom the Dispute Notice was filed shall, within ten (10) days of such decision, thereupon submit any and all materials which it deems pertinent with respect to the substance of the Dispute to the Arbiter as thus determined. Notwithstanding anything to the contrary contained in Article 8.06 hereof, any determination of the CDRB pursuant to this paragraph (d) shall be absolute and conclusive upon both parties and subject to no further review of any nature, whether in the form of an Article 78 proceeding or otherwise.

(e) It is expressly understood and agreed that the pendency of a Dispute hereunder shall at no time and in no respect constitute a basis for any modification, limitation or suspension of Contractor's obligation to fully perform in accordance with the Contract and that Contractor shall remain fully obligated to perform the Work notwithstanding the existence of any such Dispute.


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                          CONTRACT TERMS AND CONDITIONS

ARTICLE 8.04. ADDITIONAL PROVISION RELATING TO THE PROSECUTION OF CLAIMS FOR MONEY DAMAGES

     Except as otherwise provided in the Contract, if the Contractor claims or intends to claim compensation for any damage or loss sustained by reason of any act, neglect, fault or default of the Contracting Party or the Authority, the Contractor shall furnish a written notice to the Engineer setting forth the nature of the claim and the extent of the damage sustained within seven (7) days of the incurrence of such loss or damages. This written notice shall constitute the Contractor's submission to the Engineer for the purposes of requesting the Engineer's determination in accordance with Article 8.01 above. Any such claim shall state as fully as then possible all information relating thereto and shall be supported by any then available documentation, including daily records showing all costs incurred. Such information shall be supplemented with any and all further information, including information relating to the quantum of losses or damages sustained, as soon as practicable after it becomes or reasonably should become known to the Contractor.

     Any claim for compensation or monetary damages, the successful prosecution of which necessarily depends upon a technical determination favorable to the Contractor, may not proceed unless and until the Contractor first obtains such a favorable determination with respect to the technical issue and must be made within five (5) days of such determination; notwithstanding the foregoing, Contractor must submit to the Engineer any documentation or proof in support of the monetary claim within seven (7) days of the incurrence of such loss or damage as otherwise set forth above in order to proceed with such a claim.

     Compliance with the provisions hereof shall constitute a condition to the Contractor's submission of a Dispute pursuant to Article 8.03(b)(2) with respect to any claim for compensation and the Contractor shall be deemed to have waived any claim not submitted in accordance herewith.

ARTICLE 8.05   STATUTE OF LIMITATIONS ON RIGHT TO SUE AUTHORITY OR
               CONTRACTING PARTY

(a) No action shall lie or be maintained by the Contractor against the Contracting Party or the Authority upon any claim arising out of or based upon this Contract or by reason of any act or omission or requirement of the Contracting Party or the Authority or their agents, unless such action shall be commenced within six (6) months after the date of issuance of the Final Payment Certificate mentioned in ARTICLE 3.07, or upon any claim relating to monies required to be retained for any period after the issuance of the said certificate, unless such action is commenced within six months after such monies become due and payable under the terms of the Contract, or, if this Contract is terminated or declared abandoned under the provisions of this Contract unless such action is commenced within six (6) months after the date of such termination or declaration of abandonment by the Authority. No additional time shall be allowed to begin anew any other action if an action commenced with the time herein limited be dismissed or discontinued, notwithstanding any provision in the Civil Practice Law and Rules to the contrary. Nothing contained herein shall be deemed to waive, limit or modify the obligations of the Contractor under this Chapter with respect to the resolution of disputes.

(b) Notwithstanding anything to the contrary contained herein, any proceeding initiated by the Contractor pursuant to Article 8.06, whether in a state of federal court, must be commenced within four (4) months of the issuance of the final determination of the Arbiter.

ARTICLE 8.06   CHOICE OF LAW, CONSENT TO JURISDICTION AND VENUE

     Any final determination of the Arbiter with respect to a Dispute initiated pursuant to Article 8.03 shall be subject to review solely in the form of a challenge following the decision by the Arbiter, in a Court of competent jurisdiction of the State of New York, County of Kings or New York, under
Article 78 of the New York Civil Practice Law and Rules or a United States Court located in New York City, under the procedures and laws applicable in that court, it being understood the review of the Court shall be limited to the question of whether or not the Arbiter's determination is arbitrary, capricious or lacks a rational basis. No evidence or information shall be introduced or relied upon in such proceeding which has not been duly presented to the Arbiter in accordance with said Article 8.03.

     This Contract shall be deemed to be executed in the City of New York, State of New York, regardless of the domicile of the Contractor, and shall be governed by and construed in accordance with the laws of the State of New York.

     To effect this agreement and intent the Contractor agrees:

(a) If the Contracting Party or the Authority initiate any action against the Contractor in Federal Court or in New York State Court, service of process may be made on the Contractor either in person, wherever such Contractor may be found, or by registered mail addressed to the Contractor at its address as set forth in this Contract, or to such other address as the Contractor may provide to the Authority in writing.

(b) With respect to any action between the Contracting Party or the Authority, and the Contractor in New York State Court, the Contractor hereby expressly waives and relinquishes any rights it might otherwise have (i) to move to dismiss on grounds of forum non conveniens, (ii) to remove to Federal Court; and
(iii) to move for a change of venue to a New York State Court outside Kings or New York County.


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                          CONTRACT TERMS AND CONDITIONS

(c) With respect to any action between the Contracting Party or the Authority and the Contractor in Federal Court located in New York City, the Contractor expressly waives and relinquishes any right it might otherwise have to move to transfer the action to a United States Court outside the City of New York.

(d) If the Contractor commences any action against the Contracting Party and/or the Authority in a court located other than in the City and State of New York, upon request of the Authority, the Contractor shall either consent to a transfer of the action to a court of competent jurisdiction located in the City and State of New York as above described or, if the court where the action is, initially brought will not or cannot transfer the action the Contractor shall consent to dismiss such action without prejudice and may thereafter reinstitute the action in a court of competent jurisdiction in New York City as above described.


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


                          CONTRACT TERMS AND CONDITIONS

                                    CHAPTER 9

                       INSPECTION, TESTING AND GUARANTEES

ARTICLE 9.01   INSPECTION

(a) At all times during the Contract, the Engineer shall have the right to make the most thorough and minute inspection of the Work, including materials and their manufacture or preparation, and to draw the attention of the Contractor to all defects in workmanship or materials or other errors or variations from the Contract requirements.

(b) The right of inspection by the Authority herein provided is intended solely for the benefit of the Authority. Neither the right of inspection nor any failure to draw attention to or point out such defects, errors or variations shall give the Contractor any right or claim against the Contracting Party or Authority or shall in any way relieve the Contractor from its obligations under the terms of the Contract.

(c) If the Work or any part thereof shall be found defective, the Contractor shall without cost to the Authority forthwith remedy such defect in a manner to comply with the Contract.

(d) The Contractor shall at all times provide the Engineer and. his designated representatives all facilities necessary, convenient or desirable for inspecting the Work. The Engineer and any designated representative shall be admitted any time without delay to any part of the Project and shall be permitted to inspect materials at any place or stage of their manufacture, preparation, shipment or delivery.

(e) Any inspection hereunder shall not unreasonably disrupt the Contractor's performance of the Work.

ARTICLE 9.02   UNCOVERING FINISHED WORK

     The Engineer's right to make inspections shall include the right to order the Contractor to uncover or take down portions of finished work. Should the work thus exposed or examined prove to be in accordance with the Contract, the uncovering or taking down and the replacing and the restoration of the parts removed will be treated as Extra Work for purpose of computing additional compensation and an extension of time: but should the work exposed or examined prove unsatisfactory, such uncovering, taking down, replacing and restoration shall be at the expense of the Contractor. Such expenses shall also include repayment to the Authority for any and all expenses or costs incurred by it, including employees' salaries or otherwise, in connection with such uncovering, taking down, replacing and restoration.


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


                          CONTRACT TERMS AND CONDITIONS

ARTICLE 9.03   TESTS

(a) All tests required to be performed by Contractor shall be done as set forth in the Specifications and shall be made at the expense of the Contractor.

(b) The Engineer shall be apprised of all -such tests in advance to be able to witness any such tests.

ARTICLE 9.04 [Not Used]
ARTICLE 9.05 [Not Used]
ARTICLE 9.06 [Not Used]

ARTICLE 9.07   WARRANTY OF CONSTRUCTION

(a) For a period of one year from the date of Substantial Completion, the Contractor warrants that the Work conforms to the Contract requirements and is free of any patent or latent defect of the material or workmanship. Nothing in the above intends or implies that this warranty shall apply to work which has been abused or neglected by the Authority or the user of the structure upon which the work is performed.

(b) Notwithstanding the foregoing, if the Special Conditions provide for Beneficial Use, the Contractor's warranty on that part of the Work for which a Beneficial Use Certification has been issued shall begin on the date of such certification.

(c) The warranty hereunder shall be in addition to whatever rights the Authority may have under law. The Contractor's obligation under this warranty shall be, at its own cost and expense, promptly to repair or replace (including cost of removal and installation), that item (or part or component thereof) which proves defective or fails to comply with the Contract Documents within the warranty period such that it complies with the Contract Documents.

(d) In case the Contractor shall fail to repair or replace defective work in accordance with the terms of this warranty or if immediate repair or replacement of defective work is necessary, the Authority shall have the right to cause such repair or replacement to be made at the expense of the Contractor. All such work performed by Authority employees shall be charged to the Contractor in accordance with the Authority's "Schedule of Rates For Services Rendered To Outside Parties" in effect at the time the repair or replacement is made.

(e) The warranty covering any defective work shall be reinstated for a period of one year effective as of the date when the defect is remedied. If the defect is found to have a significant Effect on any other part, component or item, the reinstatement of the warranty shall then be extended to cover the part, component or item so affected as well, and shall start as of the date the interrelated parts, components and items function properly. The warranty reinstatement provided for in this subparagraph shall apply only to the first replacement or repair of any such item, part and component and, in the case of


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


                          CONTRACT TERMS AND CONDITIONS

a failure which has a significant effect on another part, component or item, to the first extension of the said warranty to such affected items, parts and components.

(f) All guarantees and warranties under this Contract are fully enforceable by the Authority acting in its own name.

ARTICLE 9.08   SPECIFIC GUARANTEES

     Any additional guarantees and warranties required under the Contract are set forth in the Special Conditions.

ARTICLE 9.09   MANUFACTURER'S WARRANTIES AND GUARANTEES

     The Contractor shall obtain all manufacturers' warranties and guarantees of all equipment and materials required by this Contract in the names of the Authority and the Contracting Party and shall deliver same to the Authority; provided that the delivery of such manufacturers' warranties and guarantees shall in no respect relieve the Contractor of its obligation under the preceding provisions of this Chapter.









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

                         CONTRACT TERMS AND CONDITIONS

                                  CHAPTER 10

                            MISCELLANEOUS PROVISIONS

ARTICLE 10.01  OPPORTUNITIES FOR MINORITY AND WOMEN-OWNED BUSINESS ENTERPRISES

               This Contract is subject to Article 15-A of the New York Executive Law (Section 310 et seq.), enacted under Chapter 261, Section 63 of the Laws of 1988. In enacting said Article 15A, it was declared that it has been and remains the policy of the State of New York to promote equal opportunity in employement for all persons, without discrimination on account of race, creed, color, national origin, sex, age, disability or marital status, to promote equality of economic opportunity for minority group members and women, and business enterprises owned by them, and to eradicate through effective programs the barriers that have unreasonably impaired access by minority and women-owned business enterprises to state contracting opportunities. The requirements of said Article 15-A applicable to the Contract are set forth in Paragraph 19 of the Information for Bidders and in Paragraph 9 of the Bidder's Proposal.

ARTICLE 10.02  NEW YORK STATE LABOR LAW

(a) Contractor agrees that it will cause all persons employed upon the work, including its subcontractors, agents, officers and employees, to comply with all applicable laws in the jurisdiction in which the work is performed. It further agrees to comply with the requirements of the State Labor Law. More particularly, if any part of the work falls within the purview of the State Labor Law, the Contractor agrees as to such part of the work to comply therewith, including Sections 220, 220-a, 220-b, 220-d, 222-a and 223 thereof, as amended and supplemented. In conformity with such sections of the Labor Law, the Contractor agrees and stipulates that no laborer, worker, or mechanic in the employ of the Contractor, subcontractor or other person doing or contracting to do the whole or a part of the work shall be permitted or required to work more than eight hours in any one calendar day, nor more than five days in any one week, except in cases of extraordinary emergency as defined in Section 220 of the Labor Law; and further that the wages to be paid for a legal day's work (as defined in Section 220) to all classes of such laborers, worker or mechanics upon the work or upon any material to be used upon or in connection therewith shall be not less than the prevailing rate for a day's work (as defined in Section 220) and shall be paid in cash provided, however, that an employer may pay his employees by check after complying with the procedures prescribed in
Section 220; and that each laborer, worker or mechanic employed by the Contractor or by any subcontractor or other person on, about, or upon the work shall receive the wages and supplements provided for in said Section 220 of the Labor law.

(b) The Contractor agrees to comply with the requirements of Section 222-a of the Labor Law, as amended and supplemented. The Contractor agrees that, where work is performed wherein a harmful dust hazard is created for

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

                         CONTRACT TERMS AND CONDITIONS

which appliances or methods for the elimination of harmful dust have been approved by the board of standards and appeals, the Contractor shall install, maintain, and effectively operate such appliances and methods. The Contractor further agrees that, if the provisions of Section 222-a, as amended and supplemented, are not complied with, the Contract shall be void.

(c) The schedule of wages and supplements required to be filed with the Authority by the New York City Comptroller prior to advertisement of this Contract in accordance with Section 220 (3) of the Labor Law is annexed hereto in the Appendix to this Contract and is hereby incorporated herein. The Contractor shall be fully responsible in connection with any changes or modifications in such rates or supplements, whether mandated by statute, judicial determination, .union contracts, or otherwise, and in no event will the Contractor be entitled to additional compensation with respect to any such increases in wages and supplements which may go into effect during the life of this Contract. Where there are differences in City, State and Federal wage rates for a particular classification of work, they shall be resolved by applying the higher rates.

               The Contractor and every Subcontractor hereunder shall post in a prominent and accessible place on the site of the Work a legible statement of all wage rates and supplements as specified in the contract to be paid for the various classes of mechanics, worker, or laborers employed on the Work.

(d) Before any payments will be made under this contract, the Contractor and all Subcontractors performing any part of the work shall file in the office of the Chief Fiscal Officer of the Contracting Party verified statements provided for in Section 220-a of the Labor Law, certifying to the amounts then due and owing from the Contractor and subcontractors for daily or weekly wages or supplements on account of labor performed upon the work under this Contract, and setting forth therein the names of the persons whose wages or supplements are unpaid and the amount due to each respectively. The Contractor shall set forth in his statement the names of all its Subcontractors and each Subcontractor shall likewise in his statement set forth names of its Subcontractors. If the Contractor or Subcontractor has no subcontractor, it shall so state in his statement. If there be nothing due and owing to any laborer for daily or weekly wages or supplements on account of labor performed, verified statements to that effect shall be filed by the Contractor and all Subcontractors before any payments are made under this Contract. The statements required shall be verified by the oath of the contractor or subcontractor as the case may be that it has read such statement subscribed by it and knows the contents thereof, arid that the same is true of its own knowledge.

               The Chief Fiscal Officer may deduct, from any amount certified under this contract to be due to the Contractor, the sum or sums admitted in the aforesaid statements to be due and owing on account of the aforesaid daily or weekly wages or supplements, as provided in Section 220-b of the Labor Law.

(e) If this Contract shall fall within the purview of the provisions of Chapter 615 of the Laws of 1922, known as the Workers' Compensation Law, and acts amendatory thereof, it shall be void arid of no effect unless the person or corporation making or performing the same shall secure compensation for the benefit of, and keep insured during the life of this contract the employees engaged thereon, in compliance with the provisions of said Law.


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

                          CONTRACT TERMS AND CONDITIONS

               (f) The Contractor shall keep a record card of every employee engaged in the performance of the work under this Contract whether employed by the Contractor or by a Subcontractor, on which shall be given:

Contract...............................................................

Project and Location ..................................................

                                                    Payroll or
Employee's Name ....................................Badge No...........

Employee's Address ....................................................

Title of position ..................................Hourly Wage........

Classification .....................................Fringe Benefits....
          (Journeyman, Reg. Apprentice, Etc.)

Resided in N.Y. State since.............................................

Where born..............................................................

Naturalized.............................................................
              (Date)       (Court)                      (Location)

Employed by.............................................................
                  (To be signed by Contractor's representative)


               Said cards shall be kept in the office of the Contractor and shall be available for inspection by duly authorized representatives of the Authority during business hours of the day. If required, the Contractor shall file with the Authority the above information on duplicate cards to be furnished by the Contractor.

     The Contractor shall also submit to the Authority the completed weekly payroll report forms issued by the office of the Comptroller and furnished by the Authority. However, on Federally funded projects or where the Contractor produces a computerized payroll printout, the Contractor may, with the permission of the Authority, submit the same payroll information on Federal regulation forms or copies of his computerized payroll in lieu of the payroll report forms issued by the Comptroller.

ARTICLE 10.03  EQUAL OPPORTUNITY FOR MINORITY GROUP MEMBERS AND WOMEN

               (a) The Contractor will not discriminate against employees or applicants for employment because of race, creed, color, national origin, sex, age, disability or marital status, and will undertake or continue existing programs of affirmative action to ensure that minority group members and women are afforded equal employment opportunities without discrimination. For purposes of this Article affirmative action shall mean recruitment, employment, job assignment, promotion, upgradings, demotion, transfer, layoff, or termination and rates of pay or other form of compensation.

                          CONTRACT TERMS AND CONDITIONS

               (b) At the request of the Authority, the Contractor shall request each employment agency, labor union, or authorized representative of workers with which it has a collective bargaining or other agreement or understanding to furnish a written statement that such employment agency, labor union or representative will not discriminate on the basis of race, creed, color, national origin, sex, age, disability or marital status and that such union or representative will affirmatively cooperate in the implementation of the Contractor's obligations herein.

               (c) The Contractor shall state, in all solicitations or advertisements for employees, that, in the performance of this Contract, all qualified applicants will be afforded equal employment opportunities without discrimination because of race, creed, color, national crigin, sex, age, disability or marital status.

               (d) The Contractor will include the provision of paragraphs (a),
(b) and (c), above, in every subcontract, except as provided in paragraph (f), in such a manner that the provisions will be binding upon each subcontractor as to work in connection with this Contract.

               (e) The provisions of this Article shall not be binding upon contractors or subcontractors in the performance of work or the provision of services or any other activity that are unrelated, separate or distinct from this Contract as expressed by the terms set forth herein.

               (f) The requirements of this Article shall not apply to any employment outside of New York State, or application for employment outside New York State or solicitations or advertisements therefor, or any existing programs of affirmative action regarding employment outside New York State.

ARTICLE 10.04  CONTRACT DOCUMENTS CONTAIN ALL TERMS -

               These Contract Documents contain all the terms and conditions agreed upon by the parties hereto, and no other agreement, oral or otherwise, regarding the subject matter of this Contract shall be deemed to exist or to bind any of the parties hereto, or to vary any of the terms contained herein.

ARTICLE 10.05  ALL LEGAL PROVISIONS INCLUDED

               It is the intent of the parties that each and every provision of law required to be inserted in this Contract should be and is inserted herein. Every such provision is to be deemed to be inserted herein, and if any such provision is not inserted or is not inserted in correct form, then this contract shall be deemed amended by such insertion so as to comply strictly with the law and without prejudice to the rights of either party hereunder.

ARTICLE 10.06  SEVERABILITY

               If this Contract contains any provision found to be unlawful, the same shall be deemed to be of no effect and shall be deemed stricken from the



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

                          CONTRACT TERMS AND CONDITIONS

Contract without affecting the binding force of the Contract as it shall remain after omitting such provision.

ARTICLE 10.07  ANTITRUST ASSIGNMENT

               The Contractor hereby assigns, sells and transfers to the Contracting Party all right, title and interest in and to any claims and causes of action arising under the antitrust laws of New York State or. of the United States relating to the particular goods or services purchased or procured by the Authority under this Contract.

ARTICLE 10.08  PATENTS, COPYRIGHTS AND INFRINGEMENT CLAIMS

(a) All inventions, ideas, designs and methods contained in the Contract Documents in which the Authority has, or acquires patent, copyright or other related intellectual property rights (hereinafter referred to as patents or patentable subject matter) shall remain reserved for the exclusive use of the Authority and may not be utilized, reproduced or distributed by or on behalf of the Contractor, or any employee, subcontractor or agent without the written consent of the Authority except to the extent necessarily required in connection with performance of the Work.

(b) If, pursuant to performance of the Work, the Contractor or any of its agents, officers, employees or subcontractors shall produce any patentable subject matter, the Authority, the Contracting Party and their respective subsidiaries shall thereupon have, without cost or expense, an irrevocable, non-exclusive, royalty-free license to make, have made or use, either themselves or by another contractor or other party on their behalf, such subject matter in connection with any work or any activity now or hereafter undertaken by or on behalf of the Authority, the Contracting Party or any of their respective subsidiaries. The license herein granted shall not be transferrable and shall not extend to contractors or other parties except to the extent of their work or activity on behalf of the. Authority, the Contracting Party or their subsidiaries.

(c) All drawings, parts lists, data, and other papers of any type whatsoever, whether in the form of writing, figures or delineations, which have been or may be received from the Contractor at any time either prior or subsequent to execution of the Contract and which are prepared in connection with the Contract and submitted to the Authority shall become the property of the Authority. Except to the extent that rights are held by Contractor or others under existing valid patents and are not given to the Authority, the Authority shall have the right to use or permit the use of all such drawings, data, and other papers, and also any oral information of any nature whatsoever received by the Authority, and any ideas or methods represented by such papers and information, for any purposes and at any time without other compensation than that specifically provided herein, and no such papers or information shall be deemed to have been given in confidence and any statement or legend to the contrary on any of said drawings, data, or other papers shall be void and of no effect.


                                      -75-




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                          CONTRACT TERMS AND CONDITIONS

(d) The Contractor shall be liable and responsible for any claims made against the Indemnified Parties for any infringements of patents by the use or supplying of patented tools, articles, appliances, structures, materials, devices, applications, methods, ways, processes or any other patent in the performance or completion of the Work or by the use of any process or method connected with the Work or by the use of any materials used upon the Work, except to the extent that a claim results from the Contractor's use of a material or product specifically required by the Authority in the Specifications. The Contractor shall save harmless and indemnify the Indemnified Parties from and against all costs, expenses and damages which any of them shall incur or be obligated to pay by reason of any such infringement or claim of infringement, and shall, at the election of the Authority, defend at the Contractor's sole expense all such claims in connection faith any alleged infringement.

(e) If the Authority be enjoined from using-any portion of the Work as to which the Contractor is to indemnify the Authority against patent claims, the Authority may at its option and without thereby limiting any other right it may have hereunder or at law or in equity, require the Contractor to supply at its own expense, temporarily or permanently, facilities not subject to such injunction and not infringing any patent and if the Contractor shall fail to do so, the Contractor shall, at its expense, remove such offending facilities and refund the cost thereof to the Authority or take such steps as may be necessary to ensure compliance by the Authority with such injunction, to the satisfaction of the Authority.

(f) The Contractor is responsible to determine whether a prospective Supplier or Subcontractor is a party to any litigation involving patent infringement, trademark, antitrust or other trade regulation claims or is subject to any injunction which may prohibit it under certain circumstances from selling equipment to be used or installed under this Contract. The Contractor enters into any agreement with a party to such litigation at his own risk and the Contracting Party and the Authority will not undertake to determine the merits of such litigation. The Contracting Party and the Authority, however, reserve the right to reject any article which is the subject of such litigation or injunction when in their judgment use of such article as a result of such circumstances would delay the Work or be unlawful.

ARTICLE 10.09  RELATIONSHIP BETWEEN CONTRACTING PARTY OR AUTHORITY AND OTHERS

               Nothing contained herein shall be deemed to give any third party claim or cause of action against the Contracting Party or Authority beyond such as may otherwise exist without regard to this Contract.

ARTICLE 10.10  AUDIT AND INSPECTION

               The Contractor shall permit authorized representatives of the Authority, Contracting Party, Government, State or City to inspect and review all of Contractor's work, materials, payrolls, records of personnel, invoices of materials and other relevant construction, equipment, data and records, and to audit the books and records pertaining to the Project or Contract.



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                          CONTRACT TERMS AND CONDITIONS

ARTICLE 10.11  INDEPENDENT CONTRACTOR

               The Contractor agrees that, in accordance with its status as an independent contractor, it will conduct itself with such status, that it will neither hold itself out as nor claim to be an officer or employee of the Authority, Contracting Party, State or City, by reason hereof, and that it will not by reason hereof make any claim, demand or application to or for any right or privilege applicable to an officer or employee of the Authority, Contracting Party, State or City, including, but not limited to, Worker's Compensation coverage, Unemployment Insurance benefits, Social Security coverage or Retirement membership or credit.

ARTICLE 10.12  GENERAL REPRESENTATIONS AND WARRANTIES

               In order to induce the Authority to enter into and perform this Contract, Contractor represents and warrants to the Authority that:

               A. Existence; Compliance with Law. The Contractor (i) is duly incorporated, organized, validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation and is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease, or operation of property in the conduct of its property or business requires, and (ii) has the power and authority and the legal right to conduct the business in which it is currently engaged and to enter into this Contract.

               B. Authority. The Contractor has full power, authority and legal right to execute, deliver and perform the Contract to which it is a party. The Contractor has taken all necessary action to authorize the execution, delivery and performance of the Contract.

               C. No Legal Bar. The execution, delivery and performance of the Contract do not and will not violate any provision of any existing law, regulation, or of any order, judgment, award or decree of any court or government or of the charter or by-laws of the Contractor or of any mortgage, indenture, lease, contract, or other agreement or undertaking to which the Contractor is a party or by which the Contractor or any of its properties or assets may be bound, and will not result in the creation or imposition of any lien on any of its respective properties or assets pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement or undertaking.

              D. No Litigation. Except as specifically disclosed to the Authority in writing prior to the date hereof, no claim, litigation, investigation or proceeding of or before any court, arbitrator or governmental authority is currently pending nor, to the knowledge of the Contractor, is any claim, litigation or proceeding threatening against the

                          CONTRACT TERMS AND CONDITIONS

                   Contractor or against its properties or revenues (i) which involves a claim of defective design or workmanship in connection with any contract entered into by the Contractor or (ii) which, if adversely determined, would have an adverse effect on the business, operations, property or financial or other condition of the Contractor. For purposes of this paragraph, a claim, litigation, investigation or proceeding may be deemed disclosed to the Authority if the Authority has received, prior to the date hereof, detailed information concerning the nature of the matter involved, the relief requested, and a description of the intention of the Contractor to controvert or respond to such matter.

              E. No Default. The Contractor is not in default in any respect in the payment or performance of any of its obligations or in the performance of any mortgage, indenture, lease, contract or other agreement or undertaking to which it is a party or by which it or any of its properties or assets may be bound, and no such default or Event of Default (as defined in any such mortgage, indenture, lease, contract, or other agreement or undertaking) has occurred and is continuing or would occur solely as a result of the execution and performance of this Contract. The Contractor is not in default under any order, award, or decree of any court, arbitrator, or government binding upon or affecting it or by which any of its properties or assets may be bound or affected, and no such order, award or decree would affect the ability of the Contractor to carry on its business as presently conducted or the ability of the Contractor to perform its obligations under this Contract or any of the other financing to which it is a party.

              F.   No Inducement or Gratuities.

                   (1) Contractor warrants that no person or selling agency has been employed or retained to solicit or secure this Contract upon any agreement or understanding for a commission, percentage, brokerage, or contingent fee, excepting bona fide employees or bona fide established commercial or selling agencies maintained by Contractor for the purpose of securing business.

                   (2) Additionally, Contractor warrants that no gratuities or other inducements have been offered or given or will be offered or given (in the form of entertainment, gifts, offers of employment, or any other thing of value) to any official or employee of the Authority. The Contractor further warrants that during the term of the contract it shall not make any offers of employment to any Authority employee, or solicit or interview therefor, without obtaining the written approval of the employee's Department Head.

                                      -77A-

                            CONTRACT TERMS CONDITIONS

                   (3) For breach or violation of the foregoing warranties, the Authority shall have the right to cancel the Contract without liability or, at its discretion, to deduct from the Total Contract Price or otherwise to recover the full amount of such commission, percentage, brokerage or contingent fee, or gratuities, and to include the occurrence of such a breach or violation in assessments of the Contractor's responsibility in future bids.

              G. Conflict of Interest. Contractor covenants that neither it nor any officer of the corporation or partner of the partnership, as the case may be if Contractor be a corporation or partnership, has any interest, nor shall it acquire any interest, either directly or indirectly, which would conflict in any manner or degree with the performance of the Work hereunder. It further covenants that, in the performance hereof, no person having such interest shall be employed by it. It is expressly understood that breach of any of the covenants contained in this paragraph is a material breach hereof and shall entitle the Authority to recover immediately damages, as well as all monies paid hereunder.

              H. No Conviction or Indictment. Contractor hereby represents that to the best of its knowledge neither it nor any of its personnel or shareholders has been the subject of any investigation nor has any of them been convicted or indicted for commission of any crime. involving misconduct, corruption, bribery, or fraud in connection with any public contract. in the State of New York or any other jurisdiction, except as has been specifically disclosed in writing to the Authority, and that, should any such conviction or indictment be obtained or any such investigation commenced prior to the expiration of the term hereof, regardless of the date of the occurrence giving rise to the subject matter of such conviction, indictment or investigation, it will be disclosed in writing to the Authority.

                                      -77B-

                               CONTRACT TERMS AND

ARTICLE 10.13  PROHIBITION ON PURCHASE OF TROPICAL HARDWOODS

              1. Except as hereinafter provided, New York State Finance Law sec. 167-b, prohibits public benefit corporations (the Authority) form requiring or permitting the use of tropical hardwood or wood product.

              2. The provisions of this Article shall not apply where the Contracting Officer finds that:

                   a) no person or entity doing business in the state is capable of performing the Contract using acceptable non-tropical hardwood species; or

                   b) the restriction would violate the terms of a grant to the Authority from the Federal Government; or

                   c) the use of tropical woods is deemed necessary for purposes of historical restoration and there exists no available acceptable non-tropical wood species.

              3.   As used in this Article:

                   a) "Non-tropical hardwood species" shall mean any and all hardwood that grows in any geographically temperate regions, as defined by the United States Forest Service, and is similar to tropical hardwood in density, texture, grain, stability or durability. Non-tropical hardwood, the use or purchase of which is preferred under this Article, shall include, but not be limited to the following species:

                          Scientific Name                   Common Name
                          ---------------                   -----------

                          Fraxinus americana                Ash
                          Tilia americana                   Basswood
                          Fagus grandifolia                 Beech
                          Betula papyrifera                 Birch
                          Jugians cinerea                   Butternut
                          Prunus serotina                   Cherry
                          Poulus spp.                       Cottonwood
                          Ulmus spp.                        Elms
                          Nyssa sylvatica                   Black gum
                          Liquidambar styracifula           Red gum
                          Celtis laevigata                  Hackberry
                          Hicoria spp.                      Hickory
                          Acer spp.                         Maples
                          Quercus spp.                      Oaks
                          Hicoria spp.                      Pecan
                          Liriodendron tulipi fera          Yellow poplar
                          Platanus occidentalis             Sycamore
                          Juglans nigra                     Black Walnut

                                      -77C-

                          CONTRACT TERMS AND CONDITIONS

                   b) "Tropical hardwood" shall mean any and all hardwood, scientifically classified as angiosperme, that grows in any tropical moist forest. Tropical hardwoods shall be the following species:

                          Scientific Name                   Common Name
                          ---------------                   -----------
                          Vouacapous americana              Acapu
                          Pericopsis elata                  Afrormosis
                          Shorea almon                      Almon
                          Peltogyne spp.                    Amaranth
                          Guibourtia ehie                   Amazaque
                          Aningeris spp.                    Aningeria
                          Dipterocarpus grandiflorus        Apilong
                          Ochroma lagopus                   Balsa
                          Virola spp.                       Banak
                          Anisoptera thurifera              Bella Rose
                          Guibourtis arnoldiana             Benge
                          Deterium Senegalese               Boire
                          Guibourtis demeusil               Bubinga
                          Prioria copaifera                 Cativo
                          Antiaris africana                 Chenchen
                          Dalbergis retusa                  Concobola
                          Cordia spp.                       Corida
                          Diospyros spp.                    Ebony
                          Aucoumes Klaineana                Gaboon
                          Chlorophors excelsa               Iroko
                          Acacia Koa                        Koa
                          Pterygota macrocarpa              Koto
                          Shorea negrosensis                Red Lauan
                          Pentacme contorta                 White Lauan
                          Shores ploysprma                  Tanquile
                          Terminalia superba                Limba
                          Aniba duckel                      Louro
                          Kyaya ivorensis                   Africa Mahongany
                          Swletenia macrophylla             Amer. Mahogany
                          Tieghemella leckellii             Makora
                          Distemonanthus benthamianus       Movinqui
                          Pterocarpus soyauxii              African Padauk
                          Pterocarpus angolensis            Angola Padauk
                          Aspidosperma spp.                 Peroba
                          Peltogyne spp.                    Purpleheart
                          Gonystylus spp.                   Ramin
                          Dalbergia spp.                    Rosewood
                          Entandrophragma cylindricum       Sapela
                          Shores philippinensis             Sonora
                          Tectona grandis                   Teak
                          Lovoa trichilloides               Tigerwood
                          Milletia laurentii                Wenge
                          Microberlinea brazzvillensis      Zebrawood

                                      -77D-

                          CONTRACT TERMS AND CONDITIONS

                   c) "Tropical, rainforests" shall mean any and all forests classified by the scientific term "Tropical moist forests", the classification determined by the equatorial region of the forest and average rainfall.

                   d) "Tropical wood products" shall mean any wood products, wholesale or retail, in any form, including but not limited to veneer, furniture, cabinets, paneling mouldings, doorskins, joinery, or sawnwood, which are composed of tropical hardwood except plywood.

ARTICLE 10.14  OMNIBUS PROCUREMENT ACT OF 1992

                   In compliance with the New York State Omnibus Procurement Act of 1992, if the Gross Sum Bid or the Lump Sum enumerated in the Bidder's Proposal is equal to or greater than one million dollars, the following paragraphs shall apply to this Contract:

              A. The Contractor shall document its efforts to encourage the participation of New York State business enterprises as suppliers and subcontractors for this Contract, as required by Paragraph 24.(b) of the Information For Bidders. Documented efforts by the Contractor shall consist of and be limited to showing that the Contractor has:

                   1. solicited bids, in a timely and adequate manner, from New
                      York State business enterprises including certified minority and women-owned business, or

                   2. contacted the New York State Department of Economic
                      Development to obtain listings of New York State business enterprises, or

                   3. placed notices for subcontractors and suppliers in
                      newspapers, journals and other trade publications distributed in New York State, or

                   4. participated in bidder outreach conferences.

                   If the Contractor determines that New York State business enterprises are not available to participate on the Contract as subcontractors or suppliers, the Contractor shall provide a statement indicating the method by which such determination was made. If the Contractor does not intend to use subcontractors on the Contract, the Contractor shall provide a statement verifying such intent.

                   Such documentation shall be submitted to the Project Manager, thirty (30) business days after the Notice of Award or with the submission of the first invoice whichever comes first.

              B. The Contractor will submit a compliance report documenting its efforts to provide notification to New York State residents of employment opportunities arising out of this Contract, as required by Paragraph 24.(c) of the Information For Bidders. Such report shall be submitted to the Project Manager, thirty (30) business days after the Notice of Award or with the submission of the first invoice whichever comes first.

                                      -77E-

                          CONTRACT TERMS AND CONDITIONS

ARTICLE 10.15  COMPLIANCE WITH LAWS, RULES AND REGULATIONS

              The Contractor and any subcontractor must comply with all local, State and Federal laws, rules and regulations applicable to this contract and to the Work to be done hereunder, whether or not referenced in the Contract Documents.

ARTICLE  10.16

              The Contractor agrees to comply with the requirements of 49 CFR Parts 40, 653 and 654, promulgated by the U.S. Department of Transportation Federal Transit Administration to implement the Omnibus Transportation Employee Testing Act. These regulations require that grantees of federal funds implement a program requiring safety-sensitive (as defined in the regulations) employees, including those of the Authority's contractors, to be subject to drug and alcohol testing. Accordingly, in addition to performing such tests (including on a random basis) maintaining custody and control over the results thereof and transmitting the results thereof as required by the regulations, the Contractor will also be required to provide information and training regarding the testing program to all of its affected employees, including their direct supervisors, and to certify that it has established and implemented the required program. Compliance with the regulations shall be deemed a material obligation of the Contractor under this Contract, and failure to comply with the regulations shall constitute a ground for being found in default hereof.

                                      -77F-

WHEREFORE, this Contract is executed as of the date herein above written.




                                      HBE Acquisition Corporation
Affix Seal here:                      D/B/A Henry Brothers Electronics
                                            (Contractor)

                                      By: Irvin F. Witcosky
                                         -------------------------------

                                      Name: IRVIN F. WITCOSKY
                                           -----------------------------
                                                     (Print)

                                      Title:   V.P.
                                            ----------------------------

                                      Date:  7-14-97
                                            ----------------------------


                                       THE METROPOLITAN TRANSPORTATION AUTHORITY
                                                    ACTING BY THE
                                             NEW YORK CITY TRANSIT AUTHORITY


                                      By: Judi L. Gibson      8/27/97
                                         -------------------------------
                                      Name: JUDI L. GIBSON
                                            ----------------------------
                                      Title: Asst Chief Procurement Officer


APPROVED AS TO FORM



[Signature Illegible]
---------------------------------
Assistant General Counsel
New York City Transit Authority


 Date: June 17, 1997